     As filed with the Securities and Exchange Commission on May 21, 1999
                             Subject to Amendment
                                                      Registration Nos. 333-
                                                                   333-
                                                                   333-
                                                                   333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------

     Duke Energy Corporation               North Carolina                               56-0205520
 Duke Energy Capital Trust II                 Delaware                                  52-6883048
 Duke Energy Capital Trust III                Delaware                                  Applied For
 Duke Energy Capital Trust IV                 Delaware                                  Applied For
 (Exact name of each registrant      (State or other jurisdiction of       (I.R.S. Employer Identification  Nos.)
    as specified in its charter)     incorporation or organization)

                            526 South Church Street
                        Charlotte, North Carolina 28202
                                 704-594-6200
  (Address, including zip code, and telephone number,including area code, of each registrant's principal executive offices)

                                --------------
                 RICHARD J. OSBORNE                                           JOHN SPUCHES
   Executive Vice President and Chief Financial Officer                    Dewey Ballantine LLP
                526 South Church Street                                 1301 Avenue of the Americas
           Charlotte, North Carolina 28202                               New York, New York 10019
           Telephone No. 704-382-5159                                   Telephone No. 212-259-7700

 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service of each registrant)

                                --------------

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------
                        CALCULATION OF REGISTRATION FEE
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
                                                    Proposed Maximum
                                         Amount      Offering Price   Proposed Maximum
       Title of Each Class of             to be           Per        Aggregate Offering      Amount of
     Securities to be Registered      Registered(1)  Unit(1)(2)(3)     Price(1)(2)(3)   Registration Fee(1)
-----------------------------------------------------------------------------------------------------------
Duke Energy Capital Trust II Trust
 Preferred Securities................
-----------------------------------------------------------------------------------------------------------
Duke Energy Capital Trust III Trust
 Preferred Securities................
-----------------------------------------------------------------------------------------------------------
Duke Energy Capital Trust IV Trust
 Preferred Securities................
-----------------------------------------------------------------------------------------------------------
Duke Energy Corporation Junior
 Subordinated Notes .................
-----------------------------------------------------------------------------------------------------------
Duke Energy Corporation Guarantees
with respect to Trust Preferred
Securities of Duke Energy Capital
Trust II, Duke Energy Capital Trust
III and Duke Energy Capital Trust
IV(4)(5).............................
-----------------------------------------------------------------------------------------------------------
Total................................ $500,000,000        100%          $500,000,000         $139,000

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(1) There are being registered hereunder such presently indeterminate number of Trust Preferred Securities of Duke Energy Capital Trust II, Duke Energy Capital Trust III and Duke Energy Capital Trust IV with an aggregate initial offering price not to exceed $500,000,000. Junior Subordinated Notes also may be issued to Duke Energy Capital Trust II, Duke Energy Capital Trust III or Duke Energy Capital Trust IV and later distributed upon dissolution and distribution of the assets thereof, which would include such Junior Subordinated Notes for which no separate consideration will be received. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Exclusive of accrued interest and distributions, if any.
(4) No separate consideration will be received for the Duke Energy Corporation Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable in respect of the Duke Energy Corporation Guarantees.
(5) Includes the obligations of Duke Energy Corporation under the respective Trust Agreements, the Subordinated Indenture, the related series of Junior Subordinated Notes, the respective Guarantees and the respective Agreements as to Expenses and Liabilities, which include the Corporation's covenant to pay any indebtedness, expenses or liabilities of the Trusts (other than obligations pursuant to the terms of the Trust Preferred Securities or other similar interests), all as described in this registration statement.
                                --------------
  The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this Prospectus is not complete and may be changed. We may + +not sell the Preferred Securities until the registration statement filed with + +the Securities and Exchange Commission is effective. This Prospectus is not + +an offer to sell the Preferred Securities and it is not soliciting an offer + +to buy the Preferred Securities in any state where the offer or sale of the +
+Preferred Securities is not permitted.                                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS SUPPLEMENT
(To Prospectus dated       , 1999)

                    Subject to Completion dated May 21, 1999
                           [   ] Preferred Securities
                         Duke Energy Capital Trust [  ]
                          % Trust Preferred Securities
                (Liquidation amount $   per Preferred Security)
                 Guaranteed, to the extent described herein, by
                            Duke Energy Corporation
                                  ----------

  This is an offering of   % Trust Preferred Securities of Duke Energy Capital
Trust [  ]. The Trust will use the proceeds from the sale of the Preferred
Securities to purchase $         of Duke Energy's Series   Junior Subordinated
Notes. The Series   Junior Subordinated Notes are unsecured subordinated
obligations of Duke Energy and have payment terms similar to those of the Preferred Securities. The Trust will rely on the payments it receives on the
Series   Junior Subordinated Notes to fund all payments on the Preferred
Securities. Duke Energy will guarantee payments on the Preferred Securities to the extent described in this Prospectus Supplement.

  The Preferred Securities will pay cumulative cash distributions at a yearly
rate of   % of the liquidation amount of $     for each Preferred Security,
payable quarterly on March 31, June 30, September 30 and December 31 of each
year, beginning on             ,     . However, at any time and as often as it
wishes, Duke Energy may begin an extension period, during which distributions will be deferred for up to consecutive quarters, but not beyond the maturity date of the Series Junior Subordinated Notes. During an extension period, deferred distributions on the Preferred Securities will accumulate additional distributions at a yearly rate of %, to the extent legally permitted.

  When the Series   Junior Subordinated Notes mature or when Duke Energy
redeems or repays any Series   Junior Subordinated Notes, the Trust will
redeem a related amount of Preferred Securities. The maturity date of the
Series   Junior Subordinated Notes is          ,     . Duke Energy may redeem
the Series   Junior Subordinated Notes (1) at any time on or after          ,
    , in whole or in part, or (2) at any time during the 90 days after the occurrence of certain tax or regulatory developments, in whole but not in part. The redemption price of the Preferred Securities will equal their liquidation amount plus any accumulated and unpaid distributions. Duke Energy may cause the Trust to distribute to the holders of Preferred Securities an equivalent amount
of Series   Junior Subordinated Notes at any time in exchange for the Preferred
Securities.

  You should carefully read "Risk Factors" beginning on page S-8 to read about specific risks associated with the Preferred Securities, as well as the other information in this Prospectus Supplement and the accompanying Prospectus, before you make your investment decision.

  Duke Energy intends to list the Preferred Securities on the New York Stock
Exchange under the symbol "   ". Duke Energy expects trading in the Preferred
Securities to begin on the New York Stock Exchange within 30 days after the original issue date.
                                  ----------

                                                    Per Preferred Security Total
                                                    ---------------------- -----
Initial Public Offering Price......................
Underwriting Discounts and Commissions.............          (1)            (1)
Proceeds, before expenses, to the Trust............

-----
(1) Underwriting commissions of $    per Preferred Security (or $   in the
    aggregate) will be paid by Duke Energy.

                                  ----------
  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.

  The underwriters expect to deliver the Preferred Securities on          ,    .
                                  ----------
                            [Names of Underwriters]
                                  ----------

                 Prospectus Supplement dated           ,   .

  You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Neither Duke Energy nor the Trust has authorized anyone else to provide you with different information. Neither Duke Energy nor the Trust is making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate as of the date on the front of the documents only. Duke Energy's business, financial condition, results of operations and prospects may have changed since that date.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                          Prospectus Supplement
Summary of Offering......................................................  S-3
Risk Factors.............................................................  S-8
Duke Energy Capital Trust [  ]........................................... S-11
Description of the Preferred Securities.................................. S-12
Description of the Series   Junior Subordinated Notes.................... S-25
Relationship Among the Preferred Securities, the Series   Junior
 Subordinated Notes and the Guarantee.................................... S-29
Material Federal Income Tax Considerations............................... S-30
Underwriting............................................................. S-33
Validity of the Securities............................................... S-34
                               Prospectus
About This Prospectus....................................................    2
Where You Can Find More Information......................................    2
Forward-Looking Statements...............................................    3
Duke Energy Corporation..................................................    4
Use of Proceeds..........................................................    7
The Trusts...............................................................    7
Accounting Treatment.....................................................    8
Description of the Preferred Securities..................................    8
Description of the Guarantees............................................    9
Description of the Junior Subordinated Notes.............................   12
Plan of Distribution.....................................................   20
Experts..................................................................   21
Validity of the Securities...............................................   21

                              SUMMARY OF OFFERING

This summary highlights information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. This summary does not contain all the information you should consider before investing in the Preferred Securities. You should pay special attention to the Risk Factors section of this Prospectus Supplement to determine whether an investment in the Preferred Securities is appropriate for you.

Duke Energy Corporation.....  Duke Energy, together with its subsidiaries, is an integrated energy and energy services provider with the ability to offer physical delivery and management of both electricity and natural gas throughout the United States and abroad. Duke Energy, directly or through its subsidiaries, provides these and other services through seven business segments: Electric Operations, Natural Gas Transmission, Field Services, Trading and Marketing, Global Asset Development, Other Energy Services and Real Estate Operations.

                               The principal executive offices of Duke Energy are located at 526 South Church Street, Charlotte, NC 28202 (telephone (704) 594-6200).

The Trust...................  Duke Capital Financing Trust [ ] is a statutory business trust created solely for the purpose of issuing the Preferred Securities to the public and the Common Securities to Duke Energy and investing the proceeds in an equivalent amount
                               of Duke Energy's Series   Junior Subordinated
                               Notes due        ,   .

Preferred Securities
Offered.....................   % Trust Preferred Securities evidencing preferred
                               undivided beneficial interests in the assets of the Trust.

Distributions; Distribution
Dates.......................  Holders of the Preferred Securities are entitled to receive cumulative cash distributions at a yearly rate of % of the liquidation amount of
                               $    per Preferred Security. Distributions will
                               accrue from the original issue date.
                               Distributions will be payable, unless deferred, quarterly on March 31, June 30, September 30 and
                               December 31 of each year, commencing on        ,
                                 .

                               Subject to any deferral, distributions are payable quarterly on the Preferred Securities. The distribution dates will correspond to the interest payment dates on the Series

                               Junior Subordinated Notes and the rate at which distributions will be paid on the Preferred Securities will correspond to the interest rate
                               on the Series   Junior Subordinated Notes. If
                               Duke Energy does not pay principal or interest
                               on the Series   Junior Subordinated Notes, no
                               amounts will be paid on the Preferred
                               Securities.

Record Dates................  The close of business on the 15th calendar day before the relevant distribution date.

Series   Junior
Subordinated Notes..........  $       of Duke Energy's Series   Junior
                               Subordinated Notes due        ,   . Duke Energy
                               will issue the Series Junior Subordinated Notes under its Subordinated Indenture. The Trust will use the proceeds from the sale of the Preferred
                               Securities to purchase Series   Junior
                               Subordinated Notes. The Series   Junior
                               Subordinated Notes will be unsecured
                               subordinated obligations of Duke Energy.

Deferral of Distributions...  Duke Energy has the right to defer payments of
                               interest on the Series   Junior Subordinated
                               Notes by extending the interest payment period
                               on the Series   Junior Subordinated Notes, at
                               any time and as often as it wishes, for up to consecutive quarters (each, an "extension period") but not beyond the maturity date of the
                               Series   Junior Subordinated Notes. If Duke
                               Energy defers payments of interest on the Series
                                 Junior Subordinated Notes, distributions on
                               the Preferred Securities will also be deferred.

                               Deferred interest will bear interest at a yearly rate of %, compounded quarterly, to the date of payment, to the extent legally permitted. Payments of deferred interest, and any interest
                               on deferred interest, on the Series   Junior
                               Subordinated Notes will be passed through to the holders of the Preferred Securities.

                               The only restrictions on Duke Energy's ability to defer payments of interest are that during the extension period Duke Energy may not, with certain exceptions, (1) pay dividends on, or redeem or otherwise purchase, any of its capital stock or (2) pay principal or interest on, or redeem or otherwise purchase, any debt securities ranking equal in priority with or subordinate to the Series
                               Junior   Subordinated Notes.

                               During an extension period, holders of Preferred Securities will recognize interest income for United States federal income tax purposes in advance of the receipt of the cash payments of those deferred distributions even if the holder is a cash basis taxpayer.

Redemption..................  The Trust will redeem the Preferred Securities
                               when Duke Energy repays the Series   Junior
                               Subordinated Notes at maturity or upon
                               redemption.

                               Duke Energy may redeem the Series   Junior
                               Subordinated Notes at any time, in whole or in
                               part, on or after          ,       . Duke
                               Energy may also redeem the Series   Junior
                               Subordinated Notes at any time, in whole but not in part, during the 90 days after the occurrence of a Special Event (see below).

Redemption Price............  If the Preferred Securities are redeemed or the
                               Trust is terminated without distribution of the
                               Series   Junior Subordinated Notes, each holder
                               of a Preferred Security will be entitled to
                               receive a liquidation amount of $   per
                               Preferred Security plus accrued and unpaid distributions (including any interest on those distributions) to the date of payment.

Special Event...............  A "Special Event" means a Tax Event or an
                               Investment Company Act Event.

                               A "Tax Event" means that because of changes in certain tax laws or regulations or in how they are interpreted or applied, there is more than an insubstantial risk that (1) the Trust would be subject to United States federal income tax with respect to income accrued or received on
                               the Series   Junior Subordinated Notes, (2)
                               interest payable on the Series   Junior
                               Subordinated Notes would not be deductible by Duke Energy for United States federal income tax purposes or (3) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                               An "Investment Company Act Event" means that because of changes in certain laws or regulations or in how they are interpreted or applied, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" under the Investment Company Act of 1940.

Termination of Trust........  Duke Energy will have the right to terminate the
                               Trust at any time and cause the Property Trustee
                               to distribute Series   Junior Subordinated Notes
                               to the holders of the Preferred Securities in exchange for those Preferred Securities. This right is optional and wholly in Duke Energy's discretion.


Ranking of Series
Junior Subordinated Notes...  The Series   Junior Subordinated Notes will be
                               subordinate and junior in right of payment to all indebtedness for borrowed money and other obligations of Duke Energy included in the definition of Senior Indebtedness. See "Description of the Junior Subordinated Notes-- Subordination" in the accompanying Prospectus for a description of Senior Indebtedness.

Guarantee...................  Duke Energy will guarantee the payment of distributions and other payments by the Trust on the Preferred Securities, but only to the extent that the Trust has funds legally and immediately available to make those distributions and payments.


Ranking of Guarantee........  Duke Energy's obligations under the Guarantee will be subordinate and junior in right of payment to all of Duke Energy's other liabilities, other than similar guarantees. The Guarantee will rank equal in priority with Duke Energy's preferred stock and preferred stock A and with similar guarantees.

Book-Entry Issuance.........  The Preferred Securities will be represented by a global certificate or certificates deposited with and registered in the name of The Depository Trust Company, New York, New York or its nominee. This means that investors will not receive certificates for their Preferred Securities.

Listing.....................  Duke Energy intends to list the Preferred
                               Securities on the New York Stock Exchange under
                               the symbol "   " and expects that trading in the
                               Preferred Securities on the New York Stock
                               Exchange will begin within 30 days after the original issue date.

The Trustees................  The Chase Manhattan Bank will act as Property
                               Trustee of the Trust. Two of Duke Energy's officers will act as the Administrative Trustees of the Trust. Chase Manhattan Bank Delaware will be the Delaware Trustee of the Trust. The Chase Manhattan Bank also serves as the Indenture Trustee--the trustee under Duke Energy's Subordinated Indenture under which the Series Junior Subordinated Notes will be issued--and will act as the Guarantee Trustee--the trustee under the Guarantee. The Chase Manhattan Bank is also the Trustee under Duke Energy's First and Refunding Mortgage and its Senior Indenture. The Property Trustee, Delaware Trustee and Administrative Trustees together are sometimes referred to as the "Securities Trustees" in this Prospectus Supplement.

                                  RISK FACTORS

  An investment in the Preferred Securities involves a number of risks. Some risks relate to the nature of the Preferred Securities. Other risks relate to Duke Energy. You should carefully read and consider the following risk factors, as well as the other information contained in this Prospectus Supplement and the accompanying Prospectus, before you buy any Preferred Securities.

Payments on the Preferred Securities Depend upon Payments on the Series Junior Subordinated Notes

  The only source of funds for payments on the Preferred Securities will be the
payments that Duke Energy makes on the Series   Junior Subordinated Notes. If
Duke Energy fails to make timely payments on the Series   Junior Subordinated
Notes, the Trust will lack available funds for distributions or other payments on the Preferred Securities.

Rights under the Guarantee

  If the Trust does not have sufficient funds legally and immediately available, the holders of the Preferred Securities will not be able to rely upon the Guarantee for distributions or other payments on the Preferred Securities.

Ranking of the Guarantee

  Duke Energy's obligations under the Guarantee will rank:

  . subordinate and junior in right of payment to all of Duke Energy's other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

  . equal in priority with Duke Energy's preferred stock and preferred stock
    A and similar guarantees; and

  . senior to Duke Energy's common stock.

Ranking of the Series   Junior Subordinated Notes

  Duke Energy's obligations under the Series   Junior Subordinated Notes are
subordinate and junior in right of payment to all of Duke Energy's Senior
Indebtedness. As of          ,     , Duke Energy's Senior Indebtedness totaled
approximately $      . For a description of Duke Energy's Senior Indebtedness,
see "Description of the Junior Subordinated Notes--Subordination" in the accompanying Prospectus.

  The Preferred Securities, the Series   Junior Subordinated Notes and the
Guarantee do not limit Duke Energy's ability to incur additional Senior Indebtedness or other indebtedness.

  Duke Energy conducts its non-electric operations, and certain of its electric operations outside its service area in the Carolinas, through subsidiaries. Accordingly, Duke Energy's ability to meet its obligations under the Series Junior Subordinated Notes is partly dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Energy. In addition, the rights that Duke Energy and its creditors will have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Duke Energy anticipates that certain of its subsidiaries will incur substantial amounts of debt in the expansion of their businesses.

Option to Extend Interest Payment Period

  Duke Energy will have the right, at any time and from time to time, to defer
interest payments on the Series   Junior Subordinated Notes for up to
consecutive quarters, but not beyond the maturity date of the Series   Junior
Subordinated Notes. Any such deferral period is called an "extension period" in this Prospectus Supplement. During an extension period distributions on the Preferred Securities will also be deferred.

  Duke Energy will pay interest on any deferred interest on the Series   Junior
Subordinated Notes at a yearly rate of    %, compounded quarterly, to the date
of payment, to the extent legally permitted. Payments of deferred interest, together with any interest on those payments, will be passed through to the holders of the Preferred Securities.

  If Duke Energy defers interest payments, each holder of Preferred Securities,
or of Series   Junior Subordinated Notes, will recognize income as original issue discount for federal income tax purposes before the holder is paid deferred distributions of interest. This will be so even if the holder is a
cash basis taxpayer. A holder of Preferred Securities, or of Series   Junior
Subordinated Notes, will not receive cash related to that income if the holder
disposes of the Preferred Securities, or the Series   Junior Subordinated
Notes, before the record date for the payment of such amounts. Investors should consult their own tax advisors with respect to these and other tax consequences of an investment in the Preferred Securities.

Special Event Redemption

  Duke Energy will have the option to redeem the Series    Junior Subordinated
Notes in whole during the 90 days after the occurrence of a Special Event. If
Duke Energy redeems the Series   Junior Subordinated Notes after the occurrence
of a Special Event, the Trust will redeem the Preferred Securities.

Distribution of Series   Junior Subordinated Notes upon Termination of Trust

  Duke Energy will have the right to terminate the Trust at any time and cause
the Series   Junior Subordinated Notes to be distributed to the holders of the
Preferred Securities in liquidation of the Trust.

  There can be no assurance as to the market price for the Series   Junior
Subordinated Notes if a termination and liquidation of the Trust occurs and
Series   Junior Subordinated Notes are distributed in exchange for Preferred
Securities. The Series   Junior Subordinated Notes that the investor would
receive may trade at less than the price that the investor paid to purchase the Preferred Securities.

Limited Voting Rights

  Holders of Preferred Securities will have limited voting rights. See "Description of the Preferred Securities--Voting Rights" for additional information.

  In general, holders of Preferred Securities will not be entitled to vote to appoint, remove or replace any of the Securities Trustees. Duke Energy, as the holder of the Common Securities, generally has that right. However, the holders of the Preferred Securities will have the right to appoint a substitute Property Trustee or Delaware Trustee if an event of default with respect to the
Series   Junior Subordinated Notes occurs and is continuing.

Trading Characteristics of Preferred Securities

  Duke Energy expects to list the Preferred Securities on the New York Stock Exchange. The Preferred Securities are expected to trade at a price that takes into account the value, if any, of accrued but unpaid distributions. Accordingly, purchasers will not pay and sellers will not receive accrued and unpaid interest with respect to Preferred Securities that is not included in the trading price of the Preferred Securities.

  If a holder disposes of Preferred Securities prior to the occurrence of an extension period, any portion of the amount received that is attributable to accrued interest will be treated as interest income for tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Preferred Securities. If an extension period
occurs, interest on the Series   Junior Subordinated Notes will be included in
the income of holders of Preferred Securities as it accrues rather than when it is paid. If an extension period occurs, a holder that disposes of its Preferred Securities between record dates for payments of distributions will be required to include in income as original issue discount accrued but unpaid interest on
the Series   Junior Subordinated Notes through the date of disposition and to add that amount to the holder's adjusted tax basis in the related Series
Junior Subordinated Notes deemed disposed of. A holder generally will recognize a capital loss to the extent the selling price is less than the holder's adjusted tax basis. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

  No public market for the Preferred Securities existed before this offering. There can be no assurance that an active public market for the Preferred Securities will develop. If an active trading market for the Preferred Securities does develop, there can be no assurance that it will be sustained after this offering.

Investment in Trust Involves Risks Parallel to Those of Investment in Duke
Energy

  An investment in the Trust, like an investment in Duke Energy, will involve risks associated with Duke Energy's operating conditions and will be affected by the competitive factors, economic conditions, industry conditions and equity market conditions to which Duke Energy is subject.

Consequences of Highly Leveraged Transaction

  The Subordinated Indenture does not contain provisions that will protect
holders of the Series   Junior Subordinated Notes if Duke Energy engages in a
highly leveraged transaction. The Trust Agreement does not contain provisions that will protect holders of Preferred Securities under those circumstances.

                        DUKE ENERGY CAPITAL TRUST [   ]

  Duke Energy created the Trust as a statutory business trust under Delaware law. The Trust's business is defined in a trust agreement executed by Duke Energy, as depositor, and the Delaware Trustee. That trust agreement will be amended when the Preferred Securities are issued. The amended trust agreement will be in substantially the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part. The amended trust agreement is called the "Trust Agreement" in this Prospectus Supplement.

  The Trust exists for the exclusive purposes of issuing and selling the Preferred Securities to the public and the Common Securities to Duke Energy and
investing the gross proceeds in the Series   Junior Subordinated Notes. The
Trust may engage in only those other activities as are necessary, appropriate, convenient or incidental to those purposes. The Preferred Securities and the Common Securities together are sometimes called the "Trust Securities" in this Prospectus Supplement.

  The Trust has a term of approximately    years from its creation, but may
terminate earlier as provided in the Trust Agreement.

  The Securities Trustees will conduct the Trust's business and affairs. Duke Energy, as the holder of the Common Securities, will appoint the Securities Trustees. Two of Duke Energy's officers initially will serve as Administrative Trustees. The Chase Manhattan Bank will serve as Property Trustee. Chase Manhattan Bank Delaware will serve as Delaware Trustee. Duke Energy, as the holder of all the Common Securities, will have the right to appoint, remove or replace any of the Securities Trustees, subject to the right of the holders of a majority of the Preferred Securities to appoint a substitute Property Trustee
and Delaware Trustee if an event of default with respect to the Series   Junior
Subordinated Notes occurs.

  The Property Trustee will hold legal title to the Series   Junior
Subordinated Notes for the benefit of the Trust and the holders of the Trust Securities. The Property Trustee will have the power, with certain exceptions, to exercise all rights, powers and privileges under the Subordinated Indenture
as the holder of the Series   Junior Subordinated Notes.

  The Series Junior Subordinated Notes will constitute substantially all the assets of the Trust. Other assets that may constitute "Trust Property" include any cash on deposit in, or owing to, the payment account established under the Trust Agreement. Trust Property will also include any other property or assets that the Property Trustee holds under the Trust Agreement. The Trust may from time to time receive cash from Duke Energy under the Agreement as to Expenses and Liabilities between Duke Energy and the Trust.

  The Trust's office address in the State of Delaware is c/o Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801. The principal place of business of the Trust will be c/o Duke Energy Corporation, 526 South Church Street, Charlotte, North Carolina 28202 (telephone (704) 594-6200).

                    DESCRIPTION OF THE PREFERRED SECURITIES

  The following description of the Preferred Securities is only a summary and is not intended to be comprehensive. For additional information you should refer to the Trust Agreement. The form of the Trust Agreement is an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part.

General

  The Trust Agreement authorizes the Administrative Trustees to issue the Preferred Securities and the Common Securities on behalf of the Trust. The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust. The Common Securities represent common undivided beneficial interests in the assets of the Trust. The Trust Agreement does not permit the Trust to issue any other securities or to incur any indebtedness for borrowed money.

  The Preferred Securities will have an aggregate liquidation amount equal to approximately 97% of the total capital of the Trust. The Common Securities will have an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust.

  Duke Energy will own all the Common Securities.

  In general, the Preferred Securities will rank equal in priority with the Common Securities and the Trust will make payments on the Preferred Securities on a pro rata basis with the Common Securities. The rights of the holders of the Preferred Securities to receive distributions and liquidation, redemption and other payments will be senior to the rights of the holder of the Common Securities if an event of default occurs under the Subordinated Indenture with
respect to the Series   Junior Subordinated Notes.

  Duke Energy has guaranteed, on a subordinated basis, certain payments with respect to the Preferred Securities. Those payments are payments of distributions and payments if the Preferred Securities are redeemed or the Trust is liquidated, in each case to the extent set forth in the Guarantee. The Guarantee does not cover those payments when the Trust does not have sufficient funds legally and immediately available to make the payments. In that event, the holders of a majority of the Preferred Securities may direct the Property
Trustee to enforce its rights under the Series   Junior Subordinated Notes. In
addition, a holder of Preferred Securities may institute a legal proceeding directly against Duke Energy, without first instituting a legal proceeding against the Property Trustee or any other person or entity, to enforce payment
to that holder of principal or interest on Series   Junior Subordinated Notes
having a principal amount equal to the liquidation amount of that holder's Preferred Securities on or after the due dates specified or provided for in the
Series   Junior Subordinated Notes. These mechanisms and obligations, together with Duke Energy's obligations under the Agreement as to Expenses and Liabilities, provide a full and unconditional guarantee by Duke Energy of the payments due on the Preferred Securities, subject to certain subordination provisions.

Distributions

  Distributions on the Preferred Securities will be fixed at a yearly rate of % and will accrue from the original issue date of the Preferred Securities.

  Distributions on the Preferred Securities will be payable quarterly in arrears on the following distribution dates: March 31, June 30, September 30
and December 31 of each year, commencing on           ,     , except if an
extension period occurs. Distributions payable on a date that is not a Business Day will be paid on the next day that is a Business Day (without any interest or other payment due to the delay), except that if that Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day. In each such case, payment will be made with the same effect as if made on the date the payment was originally payable. "Business Day" means any day other than a Saturday or Sunday, a day on which banks in New York City are authorized or obligated by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

  Distributions on the Preferred Securities will be payable to holders of record at the close of business on the 15th calendar day before the relevant distribution date. Each payment of a distribution will be made as described under the caption "--Book-Entry Issuance--The Depository Trust Company" in this Prospectus Supplement while the Preferred Securities are in book-entry only form. Distributions will be computed on the basis of a 360-day year of twelve 30-day months.

  Duke Energy has the right to defer interest payments on the Series   Junior
Subordinated Notes by extending the interest payment period from time to time
on the Series   Junior Subordinated Notes. If Duke Energy exercises that right, distributions on the Preferred Securities will be deferred during the extension
period. Deferred interest installments on the Series   Junior Subordinated
Notes will bear interest at a yearly rate of    %, compounded quarterly, to the
payment date, to the extent legally permitted. Duke Energy will have the right to make partial payments of interest on any interest payment date during an extension period. If distributions are deferred, the deferred distributions and accrued interest on those distributions will be paid, if funds are legally available for those payments, to holders of record of the Preferred Securities on the record date immediately after the extension period ends.

  The Trust will pay distributions on the Preferred Securities on the distribution dates to the extent that it has funds legally and immediately available. Those funds will be limited to payments that Duke Energy makes under
the Series   Junior Subordinated Notes.

Redemption

  The Trust will redeem the Preferred Securities when Duke Energy repays the
Series   Junior Subordinated Notes at maturity or upon redemption. The Series
Junior Subordinated Notes will mature on          ,     . Duke Energy may
redeem the Series   Junior Subordinated Notes, in whole or in part, at its
option at any time on or after         ,    . Duke Energy may also redeem the
Series   Junior Subordinated Notes, in whole but not in part, at any time during the 90 days after the occurrence of a Special Event. In each case the redemption price will be equal to 100% of the principal amount of the
Series   Junior Subordinated Notes to be redeemed plus accrued but unpaid interest (including any Additional Interest as defined below) to the
redemption date. Duke Energy may redeem the Series   Junior Subordinated Notes
only in whole if a partial redemption of the Series   Junior Subordinated Notes
would cause the Preferred Securities to be delisted.

  Any Preferred Securities that are to be redeemed will be redeemed upon at least 30 but not more than 60 days' notice at a redemption price for each
Preferred Security equal to the liquidation amount of $   plus any accrued and
unpaid distributions on the Preferred Security to the date of payment. Any Preferred Securities that are to be redeemed will be redeemed with the proceeds
from the redemption of an equivalent amount of Series   Junior Subordinated
Notes. The redemption price of the Preferred Securities will be deemed payable on each redemption date only to the extent that the Trust has funds legally and immediately available for payment of that redemption price.

  If fewer than all the outstanding Preferred Securities are to be redeemed and the Preferred Securities are in book-entry form, DTC will reduce the amount of the interest of each of its participants in the Preferred Securities in accordance with its procedures. If the Preferred Securities are no longer in book-entry form, the Property Trustee will redeem the Preferred Securities to be redeemed in any manner that it deems fair and appropriate.

Special Event Redemption or Distribution

  Duke Energy may at its option redeem all the Series   Junior Subordinated
Notes during the 90 days after the occurrence of a Special Event. In that event, the Preferred Securities will also be redeemed.

  A Special Event is either a Tax Event or an Investment Company Act Event.

  A "Tax Event" means that the Administrative Trustees and Duke Energy have received an opinion of counsel experienced in such matters to the effect that, as a result of:

  . any amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority of or in the United States; or

  . any amendment to, or change in, an interpretation or application of such laws or regulations,

there is more than an insubstantial risk that:

  . the Trust would be subject to United States federal income tax with
    respect to income accrued or received on the Series   Junior Subordinated
    Notes;

  . interest payable on the Series   Junior Subordinated Notes would not be
    deductible by Duke Energy for United States federal income tax purposes;
    or

  . the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges,

which amendment or change becomes effective on or after the original issue date of the Preferred Securities.

  An "Investment Company Act Event" means that the Administrative Trustees and Duke Energy have received an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the original issue date of the Preferred Securities, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" under the Investment Company Act of 1940, which change becomes effective on or after the original issue date of the Preferred Securities.

Distribution of Series   Junior Subordinated Notes upon Termination of Trust

  Duke Energy will have the right to terminate the Trust at any time and, after
the Trust satisfies its liabilities to creditors, cause the Series   Junior
Subordinated Notes to be distributed to the holders of the Preferred Securities in liquidation of the Trust. That right is optional and wholly within Duke Energy's discretion.

  Circumstances under which Duke Energy may decide to exercise its right to terminate the Trust could include:

  . the occurrence of an Investment Company Act Event or a Tax Event;

  . adverse tax consequences to Duke Energy or the Trust that the definition of a Tax Event does not cover because those consequences do not result from an amendment or change described in that definition; and

  . changes in the accounting requirements applicable to the Preferred
    Securities that are described under the caption "Accounting Treatment" in the accompanying Prospectus.

  If Series   Junior Subordinated Notes are distributed to the holders of the
Preferred Securities, Duke Energy will use its best efforts to have the Series
  Junior Subordinated Notes listed on the New York Stock Exchange or other exchange on which the Preferred Securities are then listed.

  After the date for any distribution of Series   Junior Subordinated Notes
upon termination of the Trust:

  . the Preferred Securities and the Guarantee will no longer be considered outstanding;

  . the securities depositary or its nominee, as the record holder of the
    Preferred Securities, will receive a registered global certificate or
    certificates representing the Series   Junior Subordinated Notes
    delivered upon the distribution; and

  . any certificates representing Preferred Securities not held by the securities depositary or its nominee will be deemed to represent Series
    Junior Subordinated Notes. Those Series   Junior Subordinated Notes will
    have:

   . an aggregate principal amount equal to the aggregate liquidation amount of those Preferred Securities;

   . an interest rate identical to the rate at which cumulative cash distributions are payable on those Preferred Securities; and

   . accrued and unpaid interest equal to the accrued and unpaid distributions on those Preferred Securities,

  until the certificates are presented to Duke Energy or its agent for transfer or reissuance.

  There can be no assurance as to the market prices for either the Preferred
Securities or the Series   Junior Subordinated Notes that may be distributed in
exchange for the Preferred Securities if a termination and liquidation of the Trust occurs. Accordingly, the Preferred Securities that an investor may
purchase, or the Series   Junior Subordinated Notes that the investor may
receive if the Trust is terminated or liquidated, may trade at a price less than the price paid by the investor to purchase the Preferred Securities.

Redemption Procedures

  If the Trust has the funds required for the redemption and the Preferred Securities are in book-entry form, then the Property Trustee will irrevocably deposit sufficient funds with the securities depositary on the redemption date to pay the redemption price. If the Trust has the funds required for the redemption and the Preferred Securities are not in book-entry form, the Property Trustee will irrevocably deposit sufficient funds with the paying agent to pay the redemption price and will instruct the paying agent to pay the redemption price to the holders of the Preferred Securities upon surrender of their Preferred Securities certificates. Immediately before the close of business on the deposit date, distributions will cease to accrue and all rights of holders of Preferred Securities called for redemption will cease, except the right of those holders to receive the redemption price, without interest on it.

  If the redemption date is not a Business Day, the redemption price payable on that date will be paid on the next day that is a Business Day (without any interest or other payment due to the delay), except that if that Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day.

  If fewer than all the Trust Securities are to be redeemed, the liquidation amount of the Trust Securities to be redeemed will be allocated 97% to the Preferred Securities and 3% to the Common Securities.

  If the Trust does not pay the redemption price and Duke Energy does not pay the redemption price under the Guarantee, distributions on the Preferred Securities to be redeemed will continue to accrue at the applicable rate from the redemption date originally established for those Preferred Securities to the date the redemption price is actually paid.

Book-Entry Issuance--The Depository Trust Company

  The Preferred Securities will be book-entry securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), a securities depositary, and will be registered in the name of DTC or a nominee of DTC. DTC or its nominee will thus be the only registered holder of those Preferred Securities and will be considered the sole owner of the Preferred Securities for purposes of the Trust Agreement.

  Purchasers of Preferred Securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary--banks, brokerage houses and other institutions that maintain securities accounts for customers-- that has an account with DTC. DTC will maintain accounts showing the Preferred Security holdings of its participants, and those participants will in turn maintain accounts showing the Preferred Security holdings of their customers. Some of those customers may themselves be securities intermediaries holding Preferred Securities for their customers. Thus, each beneficial owner of a book-entry Preferred Security will hold that Preferred Security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

  The Preferred Securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the Preferred Securities will generally not be entitled to have the Preferred Securities represented by the global securities registered in its name and will not be considered the owner under the Trust Agreement. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of Preferred Securities. The book-entry system for holding Preferred Securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

  A beneficial owner of book-entry Preferred Securities represented by a global security will receive definitive (paper) Preferred Securities only if:

  . DTC is unwilling or unable to continue as depositary for such global security and Duke Energy is unable to find a qualified replacement for DTC within 90 days; or

  . Duke Energy in its sole discretion decides to terminate the book-entry system with respect to the Preferred Securities.

  Definitive Preferred Securities in registered form will have the same terms and be in an equal aggregate principal amount as the equivalent book-entry
Preferred Securities, and will be in denominations of $     or whole multiples
of $    . Definitive Preferred Securities will be registered in the name or names of the person or persons that DTC specifies in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

  In this Prospectus Supplement, for book-entry Preferred Securities, references to actions taken by holders of Preferred Securities will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to holders of Preferred Securities will mean payments and notices of redemption to DTC or its nominee as the registered holder of the Preferred Securities for distribution to participants in accordance with DTC's procedures.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

  DTC's management is aware that some computer applications, systems and the like for processing dates that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions to securityholders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

  Duke Energy, the Trust and the Securities Trustees will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Duke Energy and the Trust believe to be reliable, but neither Duke Energy nor the Trust takes responsibility for its accuracy. Duke Energy and the Trust have no responsibility for the performance by DTC, its participants or any securities intermediaries of their obligations, including obligations that they have under the rules and procedures that govern their operations.

Liquidation Distribution upon Dissolution

  The Trust will terminate on           ,     , or earlier:

  . if one of certain bankruptcy, insolvency or reorganization events occurs with respect to Duke Energy, Duke Energy is dissolved or liquidated, or the Trust is dissolved by judicial decree;

  . if Duke Energy directs the Property Trustee to terminate the Trust and to
    distribute the Series   Junior Subordinated Notes to the holders of the
    Trust Securities in liquidation of the Trust; or

  . if Duke Energy repays all the Series   Junior Subordinated Notes at
    maturity or redemption and the Trust Securities are paid in full as a result.

  If an early termination occurs as described in the first and second instances listed above, the Trust will be liquidated and the Property Trustee will
distribute an equivalent amount of Series   Junior Subordinated Notes to each
holder of Trust Securities after the Trust satisfies its liabilities to creditors. If the Administrative Trustees determine that the distribution of
Series   Junior Subordinated Notes is not practical in the case of the first instance listed above, those holders instead will receive an amount equal to
the liquidation amount of $     per Trust Security plus accrued and unpaid
distributions to the date of payment out of the assets of the Trust that are available for distribution, after satisfaction of the Trust's liabilities to creditors. That amount is called the "liquidation distribution" in this Prospectus Supplement.

  If the Trust does not have sufficient assets available to pay the total liquidation distribution of the Trust Securities, then, except as described in the next sentence, the Trust will make the payment to the holders of the Preferred Securities and the holder of the Common Securities on a pro rata basis. If an event of default under the Subordinated Indenture has occurred and
is continuing with respect to the Series   Junior Subordinated Notes, however,
the Preferred Securities will have a preference over the Common Securities with respect to the payment.

Events of Default

  The following are events of default under the Trust Agreement:

  . the occurrence of an event of default under the Subordinated Indenture
    with respect to the Series   Junior Subordinated Notes;

  . the Trust's failure to pay any distribution, when due, that continues for 30 days;

  . the Trust's failure to pay the redemption price of any Preferred Security or Common Security when due;

  . failure to perform, or breach of, any covenant or warranty of the Securities Trustees in the Trust Agreement that continues for 60 days after the holders of at least 25% of the outstanding Preferred Securities give written notice of the failure or breach, requiring it to be remedied; or

  . the occurrence of certain bankruptcy or insolvency events with respect to the Trust.

In the case of the fourth event of default listed above, the holders of at least the same percentage of Preferred Securities as had given the default notice may extend the grace period. The grace period will be automatically extended if the Securities Trustees have initiated and are diligently pursuing corrective action.

  The Property Trustee will notify the holders of Trust Securities, the Administrative Trustees and Duke Energy of any default known to it within 90 days after the default occurs, unless the default has been cured or waived. For this purpose, the term "default" means any event which is an event of default or which would become an event of default after notice has been given or a grace period has expired or both, as the case may be.

  If an event of default occurs and is continuing:

  . the holders of Preferred Securities will rely on the Property Trustee, as
    the holder of the Series   Junior Subordinated Notes, to enforce its
    rights against Duke Energy; and

  . the holders of a majority of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or the exercise of any power of the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as
    the holder of the Series   Junior Subordinated Notes.

  If the Property Trustee fails to enforce its rights under the Series   Junior
Subordinated Notes, a holder of Preferred Securities may, to the extent permitted by law and the Trust Agreement, institute a legal proceeding against Duke Energy to enforce the Property Trustee's rights under the Trust Agreement. The holder would not need to first institute a legal proceeding against the Property Trustee, the Trust or any other person or entity. A holder of Preferred Securities may also institute a legal proceeding directly against Duke Energy to enforce payment to that holder of principal or interest on
Series   Junior Subordinated Notes that are equal in principal amount to the liquidation amount of the holder's Preferred Securities on or after the due
dates of the Series   Junior Subordinated Notes. The holder would not need to
first institute a legal proceeding against the Property Trustee or any other person or entity.

  Duke Energy, as the holder of the Common Securities, may remove the Securities Trustees at any time unless an event of default under the Subordinated Indenture has occurred and is continuing with respect to the
Series   Junior Subordinated Notes. If such an event of default has occurred and is continuing, the holders of a majority of the Preferred Securities may remove the Property Trustee and the Delaware Trustee. Removal of the Property Trustee or the Delaware Trustee will become effective when the successor trustee accepts its appointment.

  If an event of default under the Subordinated Indenture with respect to the
Series   Junior Subordinated Notes has occurred and is continuing, the holders of Preferred Securities will have a preference over the holders of Common Securities if the Trust is dissolved.

  The Property Trustee will notify the holders of the Preferred Securities of any notice of default that it receives from the Indenture Trustee with respect
to the Series   Junior Subordinated Notes.

Voting Rights

  So long as the Property Trustee holds any Series   Junior Subordinated Notes,
the Securities Trustees will not:

  . direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any power of the
    Indenture Trustee with respect to the Series   Junior Subordinated Notes;

  . consent to waive any past default under the Subordinated Indenture;

  . exercise any right to rescind or annul a declaration that the principal
    of all the Series   Junior Subordinated Notes will be due and payable; or

  . consent to any amendment, modification or termination of the Subordinated
    Indenture or the Series   Junior Subordinated Notes, if that consent is
    required, or to any other action, as the holder of the Series   Junior
    Subordinated Notes, under the Subordinated Indenture,

without obtaining the prior approval of the holders of at least 66 2/3% of the outstanding Preferred Securities. When the Subordinated Indenture requires the
consent of each holder of Series   Junior Subordinated Notes affected, the
Securities Trustees will not give that consent without the prior consent of each holder of outstanding Preferred Securities. The Securities Trustees may not revoke any action that the holders of the Preferred Securities have authorized or approved.

  If any proposed amendment to the Trust Agreement provides for any of the following or the Securities Trustees propose to effect:

  . any action that would adversely affect the powers, preferences or special rights of the Preferred Securities; or

  . the dissolution, winding-up or termination of the Trust, other than pursuant to the Trust Agreement,

then the holders of outstanding Preferred Securities will have the right to vote as a class on that amendment or proposal. The amendment or proposal will be effective only if at least 66 2/3% of the outstanding Preferred Securities approve it. Holders of Preferred Securities may provide their approval at a meeting convened for that purpose or by written consent.

  Any Preferred Securities that Duke Energy, the Administrative Trustees, or any affiliate of Duke Energy or an Administrative Trustee owns, whether of record or beneficially, will be treated as not outstanding for purposes of a vote or consent.

  The holders of the Preferred Securities will have no other voting rights except those described under the caption "--Amendment of the Trust Agreement" in this Prospectus Supplement and those described under the captions "Amendments and Assignment" and "Events of Default" in "Description of the Guarantees" in the accompanying Prospectus and any other voting rights otherwise required by law and the Trust Agreement.

Co-Property Trustees and Separate Property Trustees

  Duke Energy, as the holder of the Common Securities, and the Property Trustee will have the power to appoint one or more co-property trustees or separate property trustees for all or part of the Trust Property for the purpose of meeting certain legal requirements, including the legal requirements of any jurisdiction in which part of the Trust Property is located. The Property Trustee will have the power to make the appointment alone if Duke Energy, as depositor, does not join in the appointment within 15 days after it receives a request to do so, or in case an event of default under the Subordinated
Indenture with respect to the Series   Junior Subordinated Notes has occurred
and is continuing.

Amendment of the Trust Agreement

  Duke Energy and the Securities Trustees may amend the Trust Agreement without the consent of the holders of the Trust Securities:

  . to cure any ambiguity or to make any corrections or additions that are not inconsistent with the other provisions of the Trust Agreement that do not adversely affect the interests of any holder of Trust Securities in any material respect; or

  . to modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

  The Trust or the Securities Trustees may make other amendments to the Trust Agreement if:

  . the holders of at least 66 2/3% of the outstanding Trust Securities approve the amendment; and

  . the Securities Trustees receive an opinion of counsel to the effect that the amendment will not affect the Trust's status as a grantor trust or the Trust's exemption from the Investment Company Act of 1940.

  The consent of each affected holder of Trust Securities will be required to amend the Trust Agreement to:

  . change the amount or timing of any distribution or any payment upon redemption, or otherwise adversely affect the amount of any distribution or any payment upon redemption required to be made on the Trust Securities as of a specified date;

  . restrict the right of a holder of Trust Securities to sue to enforce any of those payments on or after that date;

  . change the purpose of the Trust;

  . authorize the issuance of any additional beneficial interests in the Trust; or

  . change the consent required to amend the Trust Agreement.

Mergers, Consolidations, Replacements, Transfers

  The Trust may not consolidate, amalgamate, merge with or into or be replaced by any corporation or other entity, or convey, transfer or lease substantially all of its properties and assets to any corporation or other entity, except as described below. At Duke Energy's request but without the consent of the holders of the Trust Securities, the Trust may consolidate, amalgamate, merge with or into, or be replaced by a trust organized under the laws of any state, if:

  . the successor entity either:

   . expressly assumes all the Trust's obligations with respect to the Trust
     Securities; or

   . substitutes other securities having substantially the same terms as the Trust Securities for the Preferred Securities and the Common Securities so long as those other securities--called "Successor Securities" in this Prospectus Supplement--rank equal in priority with the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise;

  . Duke Energy expressly appoints a trustee of the successor entity, possessing the same powers and duties as the Property Trustee as the
    holder of the Series   Junior Subordinated Notes;

  . the Preferred Securities or any Successor Securities are listed on any national securities exchange or other organization on which the Preferred Securities are then listed, or any Successor Securities will be so listed upon notification of issuance;

  . the consolidation, amalgamation, merger or replacement does not cause the Preferred Securities, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

  . the consolidation, amalgamation, merger or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any Successor Securities, in any material respect;

  . the successor entity has a purpose substantially identical to that of the Trust;

  . prior to the consolidation, amalgamation, merger or replacement, Duke
    Energy and the Property Trustee have received an opinion of counsel to the effect that:

   . the transaction does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any Successor Securities, in any material respect; and

   . following the transaction, neither the Trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act of 1940; and

  . Duke Energy owns all the common securities of the successor entity and guarantees the obligations of the successor relating to the Successor Securities at least to the extent provided by the Guarantee.

However, the Trust may not enter into any of the mergers, consolidations or other transactions mentioned above if that transaction would cause the Trust or its successor entity to be classified as other than a grantor trust for United States federal income tax purposes except with the consent of the holders of all the Trust Securities.

Payments; Paying Agent

  So long as DTC is the securities depositary for the Preferred Securities, payments on the Preferred Securities will be made to DTC or its nominee and DTC will credit the relevant accounts at DTC on the applicable distribution dates. If DTC or its nominee no longer holds the Preferred Securities, the paying agent will make payments on the Preferred Securities by check mailed to the address of the holder entitled to the payment as that address appears in the security register for the Preferred Securities.

  The paying agent will initially be the Property Trustee. The paying agent will be permitted to resign as paying agent if it gives 30 days' written notice to the Administrative Trustees and Duke Energy. The Administrative Trustees will appoint a successor paying agent in the event of any such resignation.

Transfers; Registrar and Transfer Agent

  There will be no service charge for registration of transfers of any Preferred Securities. However, payment of any tax or other governmental charges may be required in connection with a transfer. The registrar and transfer agent for the Preferred Securities will not be required to register any transfer of Preferred Securities that have been called for redemption.

  Duke Energy and the Trust anticipate that the Property Trustee or one of its affiliates will act as registrar and transfer agent for the Preferred Securities.

Information Concerning the Property Trustee

  Before an event of default occurs under the Trust Agreement, the Property Trustee will perform only those duties that are expressly specified in the Trust Agreement. After any default, the Property Trustee will exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to these provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities, unless that holder offers the Property Trustee reasonable indemnity against the costs, expenses and liabilities that the Property Trustee might incur as a result.

  The Chase Manhattan Bank is the Property Trustee. The Chase Manhattan Bank is also the Indenture Trustee and the Guarantee Trustee and serves as Trustee under Duke Energy's First and Refunding Mortgage and its Senior Indenture. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank serves as trustee under other indentures pursuant to which securities of Duke Energy and affiliates of Duke Energy are outstanding.

Miscellaneous

  The Trust Agreement directs the Administrative Trustees to operate the Trust so that the Trust will not be:

  . deemed to be an "investment company" that is required to be registered under the Investment Company Act of 1940; or

  . treated as other than a grantor trust for United States federal income tax purposes.

The Trust Agreement also directs the Administrative Trustees to operate the
Trust so that the Series   Junior Subordinated Notes will be treated as
indebtedness of Duke Energy for United States federal income tax purposes. The Trust Agreement authorizes the Administrative Trustees and Duke Energy to take any action not inconsistent with applicable law, the Trust's certificate of trust or the Trust Agreement, that they determine to be necessary or desirable for those purposes. No such action may, however, materially and adversely affect the interests of the holders of the Preferred Securities.

  Duke Energy and its affiliates may purchase outstanding Preferred Securities by tender, in the open market or by private agreement, to the extent legally permitted.

             DESCRIPTION OF THE SERIES   JUNIOR SUBORDINATED NOTES

  The following description of the Series Junior Subordinated Notes is only a summary and is not intended to be comprehensive. The description should be read together with the description of the general terms and provisions of the Junior Subordinated Notes provided under the caption "Description of the Junior Subordinated Notes" in the accompanying Prospectus.

General

  Duke Energy will issue the Series   Junior Subordinated Notes as a series of
Subordinated Notes under the Subordinated Indenture. The Series   Junior
Subordinated Notes will be limited in principal amount to $          , which is
the liquidation amount of the Trust Securities.

  The Series   Junior Subordinated Notes will mature and become due and
payable, together with any accrued and unpaid interest, including any
Additional Interest, on          ,     .

  The Series   Junior Subordinated Notes will rank equal in priority with any other series of Junior Subordinated Notes issued under the Subordinated
Indenture.

  The Series   Junior Subordinated Notes are not subject to any sinking fund provision.

Optional Redemption

  Duke Energy will have the right to redeem the Series   Junior Subordinated
Notes:

  . from time to time, in whole or in part, on or after          ,     ; or

  . at any time, in whole but not in part, during the 90 days after the occurrence of a Special Event.

Duke Energy may redeem the Series   Junior Subordinated Notes upon not less
than 30 nor more than 60 days' notice at a redemption price equal to the principal amount to be redeemed plus any accrued and unpaid interest, including any Additional Interest, to the redemption date.

  If a partial redemption of the Series   Junior Subordinated Notes would cause
the Preferred Securities to be delisted, Duke Energy will be required to redeem
all of the Series   Junior Subordinated Notes.

Interest

  The Series   Junior Subordinated Notes will bear interest at a yearly rate of
 % from the original issue date. Interest on the Series   Junior Subordinated
Notes will be payable quarterly in arrears on March 31, June 30, September 30
and December 31 of each year, commencing on         ,     , unless the
applicable interest period is extended. Interest will be payable to the person or persons in whose name the Series Junior Subordinated Notes are registered at the close of business on the 15th calendar day before the relevant interest payment date, except that interest payable on the maturity date or on a redemption date will be paid to the person to whom principal is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

  If any date on which interest is payable on the Series Junior Subordinated Notes is not a Business Day, the interest payable on that date will be paid on the next day that is a Business Day (without any interest or other payment due to the delay), except that if that Business Day falls in the next calendar year, interest will be paid on the immediately preceding Business Day.

Option to Extend Interest Payment Period

  Duke Energy will have the right, at any time and from time to time, to defer
interest payments on the Series   Junior Subordinated Notes by extending the
interest payment period for up to    consecutive quarters, but not beyond the
maturity date. When the extension period has ended, Duke Energy will pay all accrued and unpaid interest, including any Additional Interest, on the next interest payment date. Before any extension period ends, Duke Energy may further defer interest payments by extending the interest payment period. However, an extension period, together with any previous and further
extensions, may not exceed   consecutive quarters. During an extension period,
Duke Energy will have the right to make partial payments of interest on any interest payment date. After an extension period terminates and all amounts due are paid, Duke Energy may select a new extension period, subject to the previously mentioned requirements.

  Duke Energy has no present intention of exercising its right to defer
payments by extending the interest payment period on the Series   Junior
Subordinated Notes.

  Duke Energy will notify the holder or holders of the Series   Junior
Subordinated Notes and the Indenture Trustee of its selection or extension of an extension period at least one Business Day before the earlier of:

  . the record date for the interest payment date on which the extension period is to begin or the record date for the interest payment date on which the extension period that is being extended would otherwise terminate; or

  . the date that Duke Energy or the Trust is required to give notice to the New York Stock Exchange or other self-regulatory organization of the record date or the date those distributions are payable.

Additional Interest

  "Additional Interest" means:

  . those additional amounts as may be required so that the net amounts that
    a holder of Series    Junior Subordinated Notes (if the holder is the
    Trust) receives and retains after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments or other governmental charges been imposed; and

  . interest on interest due but not paid on an interest payment date for the
    Series   Junior Subordinated Notes, accruing at a yearly rate of    %
    from the applicable interest payment date to the date of payment, compounded quarterly, on each interest payment date, to the extent legally permitted.

Certain Covenants

  Duke Energy will covenant, for the benefit of the holders of Series   Junior
Subordinated Notes and the holders of the Preferred Securities, that:

  . if it has given notice of its election to extend an interest payment
    period for the Series   Junior Subordinated Notes and the extension is
    continuing; or

  . if an event of default under the Subordinated Indenture with respect to
    the Series   Junior Subordinated Notes has occurred and is continuing,

then it will not:

  . declare or pay any dividend or make any distributions with respect to any of its capital stock, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock; or

  . make any payment of interest, principal or premium on any debt securities, including guarantees other than the Guarantee, issued by it
    which rank equal in priority with or junior to the Series   Junior
    Subordinated Notes, or repay, repurchase or redeem any such debt securities.

  However, those covenants will not restrict:

  . any action described in the preceding sentence that results from a reclassification of Duke Energy's capital stock or the exchange or conversion of one class or series of Duke Energy's capital stock for another class or series;

  . the declaration and payment of a dividend or distribution or similar share purchase rights in the future;

  . repurchases, redemptions or other acquisitions of shares of Duke Energy's capital stock in connection with an employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors, or a stock purchase and dividend reinvestment plan;

  . acquisitions of shares of Duke Energy's capital stock in connection with the issuance of shares of Duke Energy's capital stock (or securities convertible into or exchangeable for shares of Duke Energy's capital stock) as consideration in an acquisition transaction entered into before the beginning of the relevant extension period;

  . dividends or distributions in Duke Energy's capital stock;

  . the purchase of fractional interests in shares of Duke Energy's capital stock under the conversion or exchange provisions of that capital stock or the security being converted or exchanged; or

  . mandatory sinking fund payments with respect to any series of Duke
    Energy's preferred stock or preferred stock A, if the aggregate stated value of all such series outstanding at the time of the payment does not exceed 5% of the sum of:

   . the principal amount of all bonds or other securities representing secured indebtedness issued or assumed by Duke Energy and then outstanding; and

   . Duke Energy's capital and surplus to be stated on its books of account after giving effect to that payment.

   Any money deposited into any sinking fund that is not in violation of this provision may thereafter be applied to the purchase or redemption of that preferred stock or preferred stock A in accordance with the terms of that sinking fund without regard to the foregoing restrictions.

  Duke Energy will also covenant that, for so long as the Trust Securities are outstanding, it will:

  . continue to own all the Common Securities directly or indirectly; and

  . use its reasonable efforts to cause the Trust:

   . to remain a statutory business trust, except in connection with the
     distribution of Series   Junior Subordinated Notes in liquidation of
     the Trust, the redemption of all the Trust Securities, or certain mergers, consolidations or amalgamations; and

   . to otherwise continue to be classified as a grantor trust for United
     States federal income tax purposes.

Any successor of Duke Energy may, however, succeed to Duke Energy's ownership of the Common Securities without Duke Energy's violating this covenant if the successor is permitted under the Subordinated Indenture.

Book-Entry Issuance

  Duke Energy expects that the Series   Junior Subordinated Notes will be
issued in the form of one or more global certificates registered in the name of
the securities depositary or its nominee if the Series   Junior Subordinated
Notes are distributed to holders of Trust Securities in connection with the voluntary or involuntary dissolution, winding-up or liquidation of the Trust.
The procedures applicable to the transfer and payment of the Series   Junior
Subordinated Notes are expected to be substantially similar to those applicable to the transfer and payment of the Preferred Securities.

Form; Denominations

  The Series   Junior Subordinated Notes will be issuable in registered form
without coupons. The Series   Junior Subordinated Notes will be issuable in
denominations of $     and multiples of $    .

Defeasance

  The Series   Junior Subordinated Notes will be subject to Defeasance but not to Covenant Defeasance.

Miscellaneous

  Duke Energy will have the right to assign any of its rights or obligations
under the Subordinated Indenture with respect to the Series   Junior
Subordinated Notes to one of its direct or indirect wholly owned subsidiaries. Duke Energy will remain primarily liable for the performance of those obligations in the event of an assignment.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
            THE SERIES   JUNIOR SUBORDINATED NOTES AND THE GUARANTEE

  As long as Duke Energy makes interest and other payments on the Series Junior Subordinated Notes when due, those payments will be sufficient to cover distributions and payments due on the Preferred Securities and the Common Securities. This is the case primarily because:

  . the total principal amount of the Series   Junior Subordinated Notes will
    be equal to the total liquidation amount of the Trust Securities;

  . the interest rate and interest and other payment dates on the Series
    Junior Subordinated Notes will correspond to the distribution rate and distribution and other payment dates for the Preferred Securities;

  . the Agreement as to Expenses and Liabilities between Duke Energy and the Trust provides that Duke Energy will pay all costs and expenses of the Trust; and

  . the Trust Agreement provides that the Securities Trustees will not permit the Trust to engage in any activity that is inconsistent with the purposes of the Trust.

  If Duke Energy does not make the required payments on the Series   Junior
Subordinated Notes, it is expected that the Trust will not have sufficient funds to make the related distributions on the Preferred Securities. Duke Energy will guarantee payments of distributions and other payments due on the Preferred Securities but only to the extent that the Trust has funds legally and immediately available for the payment of those distributions and other payments.

  If an event of default under the Subordinated Indenture with respect to the
Series   Junior Subordinated Notes occurs and is continuing, then:

  . the holders of Preferred Securities will rely on the Property Trustee, as
    the holder of the Series   Junior Subordinated Notes, to enforce its
    rights against Duke Energy; and

  . the holders of a majority of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any power of the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available
    to it as a holder of the Series   Junior Subordinated Notes.

  If the Property Trustee fails to enforce its rights under the Series   Junior
Subordinated Notes, a holder of Preferred Securities may, to the extent legally permitted, institute a legal proceeding against Duke Energy to enforce its rights under the Trust Agreement without first instituting a legal proceeding against the Property Trustee, the Trust or any other person or entity. However, a holder of Preferred Securities may institute a legal proceeding directly against Duke Energy to enforce payment to that holder of principal or interest
on Series   Junior Subordinated Notes having a principal amount equal to the liquidation amount of the Preferred Securities of that holder on or after the
due dates specified in the Series   Junior Subordinated Notes. The Trust
Agreement also provides a mechanism whereby the holders of Preferred Securities may appoint a substitute Property Trustee if an event of default under the
Subordinated Indenture with respect to the Series   Junior Subordinated Notes
occurs and is continuing.

  The Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights under the Guarantee if Duke Energy fails to make payments under the Guarantee. In addition, any holder of Preferred Securities may institute a legal proceeding directly against Duke Energy to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

  The Guarantee, the Subordinated Indenture, the Series   Junior Subordinated
Notes, the Trust Agreement and the Agreement as to Expenses and Liabilities provide a full and unconditional guarantee, subject to certain subordination provisions, by Duke Energy of the payments due on the Preferred Securities.

  The holders of Preferred Securities will be entitled to receive the Liquidation Distribution in cash, out of assets legally available for distribution to those holders, upon any voluntary or involuntary dissolution,
winding-up or termination of the Trust unless the Series    Junior Subordinated
Notes are distributed in connection with those events. Upon any voluntary or involuntary liquidation or bankruptcy of Duke Energy, the Property Trustee, as
holder of the Series   Junior Subordinated Notes, would be a subordinated
creditor of Duke Energy, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before any of Duke Energy's shareholders receive payments or distributions. Because Duke Energy is guarantor under the Guarantee and has agreed to pay all costs, expenses and liabilities of the Trust under the Agreement as to Expenses and Liabilities, other than the Trust's obligations to holders of the Preferred Securities, the positions of a holder of Preferred Securities and a holder of
Series   Junior Subordinated Notes relative to other creditors and Duke
Energy's shareholders would be substantially the same in the event of the liquidation or bankruptcy of Duke Energy.

  A default or event of default under any Senior Indebtedness is not a default or an event of default under the Subordinated Indenture. However, if a default occurs with respect to Senior Indebtedness or if Senior Indebtedness is accelerated, the subordination provisions of the Series Junior Subordinated
Notes provide that no payments may be made in respect of the Series   Junior
Subordinated Notes:

  . until that Senior Indebtedness has been paid in full, in the case of any payment by, or distribution of assets of, Duke Energy to creditors upon a dissolution, winding-up, liquidation or reorganization of Duke Energy; or

  . until all amounts due on that Senior Indebtedness have been paid, in the case of a payment default beyond any grace period under that Senior Indebtedness or the acceleration of that Senior Indebtedness because of a default with respect to that Senior Indebtedness.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

  Following is the opinion of Dewey Ballantine LLP, counsel to Duke Energy and the Trust, as to the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities by holders that acquire Preferred Securities on their original issue at the initial offering price and that hold the Preferred Securities as capital assets. The opinion does not address all tax consequences that may be important to a holder in light of the holder's peculiar circumstances or to holders subject to special rules, such as financial institutions, foreign persons, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, dealers in securities or currencies, individual retirement and other tax deferred accounts, and persons engaging in straddles or hedges relating to Preferred Securities. This discussion is based on legal authorities that are subject to change at any time in a manner that could adversely affect holders. Prospective investors in Preferred Securities should consult their own tax advisors with regard to the application of the tax considerations discussed below to their own situations as well as the application of any state, local or other tax laws.

  The Trust will be disregarded for federal income tax purposes and each holder of Preferred Securities will be treated as the owner of a proportionate amount
of the Series   Junior Subordinated Notes held by the Trust. Accordingly, a holder will include in income the holder's share of the income from the Series
   Junior Subordinated Notes. Duke Energy believes that the likelihood of the occurrence of an extension period is remote and accordingly that under
applicable income tax regulations the Series   Junior Subordinated Notes
should not be treated as issued with original issue discount. These regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service and it is possible that the Internal Revenue Service could take a contrary position. If, however, Duke Energy exercises its option to defer
payments of interest, the Series   Junior Subordinated Notes would at that
time be treated as issued with original issue discount and all the stated
interest payments on the Series   Junior Subordinated Notes would thereafter
be treated as original issue discount. As a result, holders would be required to accrue original issue discount income on an economic accrual basis, even if the holder uses the cash method of accounting for tax purposes and even though holders will not receive any payments during the extension period. Because income on the Preferred Securities will constitute interest or original issue discount, corporate holders will not be entitled to a dividends-received deduction with respect to any income from the Preferred Securities.

  Upon a sale, retirement or other taxable disposition of Preferred Securities, a holder will recognize gain or loss equal to the difference between the amount realized on the sale, retirement or other disposition and the holder's adjusted tax basis in the Preferred Securities. If the holder disposes of Preferred Securities prior to the occurrence of an extension period, any portion of the amount received that is attributable to accrued interest will be treated as interest income to the holder and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Preferred Securities. Any recognized gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period for the Preferred Securities is more than one year at the time of sale, retirement or other disposition.

  Income on Preferred Securities will be reported to holders on Form 1099, which form should be mailed to holders of Preferred Securities by January 31 following each calendar year. A holder will generally be required to furnish a social security number or other taxpayer identification number in order to avoid "backup withholding" tax on distributions on the Preferred Securities and payment of the proceeds from the disposition of Preferred Securities. Any amount so withheld will be allowed as a refund or a credit against the holder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

  The United States federal income tax discussion set forth above may not be applicable to a holder, depending upon the holder's particular situation, and therefore each holder should consult a tax advisor with respect to the tax consequences of the ownership and disposition of Preferred Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax law.

                                  UNDERWRITING

  Subject to the terms and conditions of an Underwriting Agreement, the Trust has agreed to sell to each of the Underwriters named below, and each of those Underwriters has severally agreed to purchase, the number of Preferred Securities specified opposite its name. In the Underwriting Agreement, the Underwriters have agreed, subject to certain conditions, to purchase all of the
Preferred Securities if any of the Preferred Securities are purchased.         ,
          and            are acting as Representatives for the Underwriters in
the
offering.

                                                                 Number of
      Underwriter                                           Preferred Securities
      -----------                                          ---------------------








                                                              ---------------
      Total...............................................
                                                              ===============

  Since the proceeds of the sale of the Preferred Securities will be used to
purchase Series   Junior Subordinated Notes, the Underwriting Agreement
provides that Duke Energy will pay as compensation to the Underwriters $ per Preferred Security for the accounts of the several Underwriters, or $ in the aggregate.

  The Underwriters have advised Duke Energy and the Trust that they propose to offer the Preferred Securities:

  . in part directly to the public at the initial public offering price that is stated on the cover page of this Prospectus Supplement; and

  . in part to certain securities dealers at that price less a concession not
    in excess of $      per Preferred Security.

The Underwriters may allow, and those dealers may reallow, a concession not in
excess of $     per Preferred Security to certain other dealers. The
Representatives may vary the offering price and other selling terms from time to time after the Preferred Securities are released for sale to the public.

  The Preferred Securities are expected to be approved for listing on the New York Stock Exchange, subject to official notice of issuance. Trading of the Preferred Securities on the New York Stock Exchange is expected to begin within a 30-day period after the initial delivery of the Preferred Securities. The Representatives have advised Duke Energy and the Trust that they intend to make a market in the Preferred Securities before trading on the New York Stock Exchange begins. The Representatives will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

  There has been no public market for the Preferred Securities before this offering. In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

  The Underwriters may purchase and sell the Preferred Securities in the open market in connection with the offering. Those transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Preferred Securities. Syndicate short positions involve the sale by the Underwriters of a greater number of Preferred Securities than they are required to purchase from the Trust in the offering. The Underwriters also may impose a penalty bid, by which selling concessions allowed to syndicate members or other broker-dealers with respect to the Preferred Securities sold for their account in the offering may be reclaimed by the syndicate if those Preferred Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Preferred Securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

  Duke Energy and the Trust have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

  Duke Energy estimates that it will spend approximately $          for
printing, listing, rating agency fees, trustees' fees, legal fees and other expenses of the offering.

  The Underwriters and certain of their affiliates have engaged, and will in the future engage, in investment banking transactions with Duke Energy and certain of its affiliates in the ordinary course of their business.

                           VALIDITY OF THE SECURITIES

  Richards, Layton & Finger, P.A., special Delaware counsel to Duke Energy and the Trust, will issue an opinion about the validity of the Preferred Securities under Delaware law on behalf of Duke Energy and the Trust. Dewey Ballantine LLP
will issue an opinion about the validity of the Series   Junior Subordinated
Notes, the Guarantee and certain related matters as well as certain matters relating to United States federal income tax considerations on behalf of Duke
Energy and the Trust.            , who is Duke Energy's            , will pass
upon certain matters of North Carolina law on behalf of Duke Energy.
owns shares of Duke Energy's common stock and options to purchase    shares of
Duke Energy's common stock,     of which are currently exercisable. Brown &
Wood LLP will issue an opinion about the validity of the Series   Junior
Subordinated Notes and the Guarantee for the Underwriters.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this Prospectus is not complete and may be changed. We may + +not sell the Preferred Securities until the registration statement filed with + +the Securities and Exchange Commission is effective. This Prospectus is not + +an offer to sell the Preferred Securities and it is not soliciting an offer + +to buy the Preferred Securities in any state where the offer or sale of the +
+Preferred Securities is not permitted.                                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                    Subject to Completion dated May 21, 1999

PROSPECTUS

                                  $500,000,000

                          Duke Energy Capital Trust II

                         Duke Energy Capital Trust III

                          Duke Energy Capital Trust IV

                           Trust Preferred Securities
                 Guaranteed, to the extent described herein, by

                            Duke Energy Corporation

                                  -----------

  This Prospectus contains summaries of the general terms of these securities. You will find the specific terms of these securities, and the manner in which they are being offered, in supplements to this Prospectus. You should read this Prospectus and the supplements carefully before you invest.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.



               The date of this Prospectus is           , 1999.

                             ABOUT THIS PROSPECTUS

  This Prospectus is part of a Registration Statement that Duke Energy, Duke Energy Capital Trust II, Duke Energy Capital Trust III and Duke Energy Capital Trust IV filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under the shelf registration process, Duke Energy Capital Trust II, Duke Energy Capital Trust III and Duke Energy Capital Trust IV may issue trust preferred securities in one or more offerings up to a total dollar amount of $500,000,000. Those trust preferred securities are called "Preferred Securities" in this Prospectus.

  This Prospectus provides a general description of the Preferred Securities. Each time Preferred Securities are sold, a Prospectus Supplement will provide specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. The Registration Statement filed with the SEC includes exhibits that provide more details about the matters discussed in this Prospectus. You should read this Prospectus, the related exhibits filed with the SEC and any Prospectus Supplement, together with the additional information described under the next caption, "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

  Duke Energy files annual, quarterly and special reports and other information with the SEC. You may read and copy any document Duke Energy files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information about the operation of the public reference rooms. In addition, you may inspect Duke Energy's reports and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where certain of Duke Energy's securities are listed. Duke Energy's SEC filings are available on the SEC's Web site at http://www.sec.gov. Information about Duke Energy is also available on Duke Energy's Web site at http://www.duke-energy.com.

  The SEC allows Duke Energy to "incorporate by reference" the information Duke Energy files with it, which means that Duke Energy can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus and should be read with the same care. Information that Duke Energy files later with the SEC will automatically update and supersede that information.

  The following documents are incorporated in and made a part of this Prospectus by reference:

  . Duke Energy's annual report on Form 10-K for the year ended December 31, 1998;

  . Duke Energy's quarterly report on Form 10-Q for the quarter ended March 31, 1999;

  . Duke Energy's current reports on Form 8-K dated January 25, 1999, February 11, 1999, March 8, 1999 and March 10, 1999;

  . the definitive joint proxy statement-prospectus that Duke Energy and PanEnergy Corp filed dated March 13, 1997;

  . the annual report on Form 10-K of PanEnergy Corp for the year ended December 31, 1996; and

  . the quarterly reports on Form 10-Q of PanEnergy Corp for the quarters ended March 31, 1997 and June 30, 1997.

Any documents that Duke Energy files with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 will also be incorporated by reference into this Prospectus until we sell all of the securities being registered.

  You may request a copy of these filings at no cost by writing or calling Duke Energy at the following address or one of the following telephone numbers:

    Investor Relations Department
    Duke Energy Corporation
    P.O. Box 1005
    Charlotte, North Carolina 28201
    (704) 382-3853 or (800) 488-3853 (toll-free)

                           FORWARD-LOOKING STATEMENTS

  This Prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast" and the like. Those statements represent Duke Energy's intentions, plans, expectations and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside Duke Energy's control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include:

  . state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed and degree to which competition enters the electric and natural gas industries;

  . industrial, commercial and residential growth in Duke Energy's service territories or the service territories of Duke Energy's subsidiaries;

  .  the weather and other natural phenomena;

  .  the timing and extent of changes in commodity prices and interest rates;

  . changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject or other external factors over which Duke Energy has no control;

  .  the results of financing efforts;

  .  growth in opportunities for Duke Energy's business units;

  .  achievement of Year 2000 readiness; and

  . the effect of accounting policies issued periodically by accounting standard-setting bodies.

  Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events referred to in this Prospectus and any accompanying Prospectus Supplement might not occur.

                            DUKE ENERGY CORPORATION

  Duke Energy, together with its subsidiaries, is an integrated energy and energy services provider with the ability to offer physical delivery and management of both electricity and natural gas throughout the United States and abroad. Duke Energy, directly or through its subsidiaries, provides these and other services through seven business segments:

  . Electric Operations

  . Natural Gas Transmission

  . Field Services

  . Trading and Marketing

  . Global Asset Development

  . Other Energy Services

  . Real Estate Operations

  Electric Operations generates, transmits, distributes and sells electric energy in central and western North Carolina and the western portion of South Carolina (doing business as Duke Power or Nantahala Power and Light).

  Natural Gas Transmission, through its northeast pipelines, provides interstate transportation and storage of natural gas for customers primarily in the Mid-Atlantic and New England states. Until the sale of the midwest pipelines to a subsidiary of CMS Energy Corporation, which was consummated on March 29, 1999, Natural Gas Transmission provided interstate transportation and storage services in the midwest states.

  Field Services gathers, processes, transports and markets natural gas and produces and markets natural gas liquids. Field Services operates gathering systems in ten states that serve major gas-producing regions in the Rocky Mountains, Permian Basin, Mid-Continent and Gulf Coast areas. Field Services significantly expanded its operations by the acquisition on March 31, 1999 of the natural gas gathering, processing, fractionation and natural gas liquids pipeline business of a unit of Union Pacific Resources.

  Trading and Marketing markets natural gas, electricity and other energy-related products across North America. Duke Energy owns a 60% interest in Trading and Marketing, with Mobil Corporation owning a 40% minority interest.

  Global Asset Development develops, owns and operates energy-related facilities worldwide. Global Asset Development conducts its operations primarily through Duke Energy Power Services, LLC and Duke Energy
International, LLC.

  Other Energy Services provides engineering, consulting, construction and integrated energy solutions worldwide, primarily through Duke Engineering & Services, Inc., Duke/Fluor Daniel and DukeSolutions, Inc.

  Real Estate Operations develops high-quality commercial and residential real estate projects and manages forest holdings in the southeastern United States. Real Estate Operations conducts its business through Crescent Resources, Inc.

  Duke Energy, then called Duke Power Company, completed a merger with PanEnergy Corp on June 18, 1997 which was accounted for as a pooling of interests. PanEnergy Corp was involved in the gathering, processing, transportation and storage of natural gas, the production of natural gas liquids and the marketing of natural gas, electricity and other energy-related products.

  The foregoing information about Duke Energy and its subsidiaries is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy and its subsidiaries you should refer to the information described under the caption "Where You Can Find More Information."

  Duke Energy's principal executive offices are located at 526 South Church Street, Charlotte, North Carolina 28202, telephone (704) 594-6200.

                             Recent Financial Data

  The following shows only selected consolidated financial information. You should refer to the financial statements included in the documents incorporated by reference in this Prospectus for additional information. See "Where You Can Find More Information."

                                  Three Months
                                      Ended
                                    March 31,      Year Ended December 31,
                                  ---------------- -----------------------
                                   1999      1998   1998   1997(1) 1996(1)
                                  ------    ------ ------- ------- -------
                                      (Millions, except per share data)
Operating Revenues............... $4,160    $4,115 $17,610 $16,309 $12,302
Net Income.......................    967(2)    320   1,252     974   1,074
Earnings Available for Common
 Stock...........................    962(2)    314   1,231     902   1,030
Earnings per share of Common
 Stock (before extraordinary
 item)
  Basic.......................... $ 0.83    $ 0.89 $  3.43 $  2.51 $  2.90
  Dilutive.......................   0.83      0.89    3.42    2.50    2.88
Earnings per share of Common
 Stock
  Basic..........................   2.65(2)   0.87    3.41    2.51    2.85
  Dilutive.......................   2.64(2)   0.87    3.40    2.50    2.83

--------
(1) Data reflects accounting for the combination of Duke Energy with PanEnergy Corp on June 18, 1997 as a pooling of interests. As a result, the data gives effect to the combination as if it had occurred as of January 1, 1996.
(2) Reflects a one-time after-tax extraordinary gain of $660 million, or $1.82 per share of Common Stock, attributable to the sale of certain pipeline operations on March 29, 1999.

                                                          Capitalization as of
                                                             March 31, 1999
                                                          --------------------
                                                               (Millions)
Common Stock Equity...................................... $      8,967       51%
Preferred Stocks.........................................          333        2
Trust Preferred Securities...............................          920        5
Debt (including short-term debt).........................        7,230       42
                                                          ------------ --------
  Total.................................................. $     17,450      100%
                                                          ============ ========

                       Ratio of Earnings to Fixed Charges

                                  Three
                                 Months
                                  Ended
                                March 31,       Year ended December 31,
                                --------- ------------------------------------
                                1999 1998 1998 1997(1) 1996(1) 1995(1) 1994(1)
                                ---- ---- ---- ------- ------- ------- -------
Ratio of Earnings to Fixed
 Charges....................... 4.6  5.0  4.7    4.1     4.3     4.0     3.6

  For purposes of this ratio (a) earnings consist of income from continuing operations before income taxes and fixed charges, and (b) fixed charges consist of all interest deductions and the interest component of rentals.
--------
(1) Data reflects accounting for the combination of Duke Energy with PanEnergy Corp on June 18, 1997 as a pooling of interests. As a result, the data gives effect to the combination as if it had occurred as of January 1, 1994.

                                USE OF PROCEEDS

  Each Trust will invest the proceeds it receives from the sale of the Preferred Securities in Junior Subordinated Notes. Unless the applicable Prospectus Supplement states otherwise, Duke Energy will use the net proceeds from that investment:

  . to redeem or purchase from time to time presently outstanding securities when it anticipates those transactions will result in an overall cost savings;

  .  to repay maturing securities;

  .  to finance its ongoing construction program; or

  .  for general corporate purposes.

If Duke Energy does not use the net proceeds immediately, it may temporarily invest them in short-term interest-bearing obligations or deposit them with banks.

                                   THE TRUSTS

  Duke Energy formed each Trust as a statutory business trust under Delaware law. Each Trust's business is defined in a trust agreement executed by Duke Energy, as depositor, and Chase Manhattan Bank Delaware. Each trust agreement will be amended when Preferred Securities are issued under it and will be in substantially the form filed as an exhibit to the Registration Statement. Each amended trust agreement is called a "Trust Agreement" in this Prospectus.

  The Preferred Securities and the Common Securities of each Trust represent undivided beneficial interests in the assets of that Trust. The Preferred Securities and the Common Securities together are sometimes called the "Trust Securities" in this Prospectus.

  The trustees of each Trust will conduct that Trust's business and affairs. Duke Energy, as the holder of the Common Securities of each Trust, will appoint the trustees of that Trust. The trustees of each Trust will consist of:

  .  two officers of Duke Energy as Administrative Trustees;

  .  The Chase Manhattan Bank as Property Trustee; and

  .  Chase Manhattan Bank Delaware as Delaware Trustee.

  The Prospectus Supplement relating to the Preferred Securities of a Trust will provide further information concerning that Trust.

  No separate financial statements of any Trust are included in this Prospectus. Duke Energy considers that such statements would not be material to holders of the Preferred Securities because no Trust has any independent operations and the sole purpose of each Trust is investing the proceeds of the sale of its Trust Securities in Junior Subordinated Notes. Duke Energy does not expect that any of the Trusts will be filing annual, quarterly or current reports with the SEC.

  The principal place of business of each Trust will be c/o Duke Energy Corporation, 526 South Church Street, Charlotte, North Carolina 28202, telephone (704) 594-6200.

                              ACCOUNTING TREATMENT

  Each Trust will be treated as a subsidiary of Duke Energy for financial reporting purposes. Accordingly, Duke Energy's consolidated financial statements will include the accounts of each Trust. The Preferred Securities, along with other trust preferred securities that Duke Energy guarantees on an equivalent basis, will be presented as a separate line item in Duke Energy's consolidated balance sheets, entitled "Guaranteed Preferred Beneficial Interests in Subordinated Notes of Duke Energy Corporation or Subsidiaries." Duke Energy will record distributions that each Trust pays on the Preferred Securities as an expense in its consolidated statement of income.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  Each Trust may issue only one series of Preferred Securities. The Trust Agreement of each Trust will authorize the Administrative Trustees to issue the Preferred Securities of that Trust on behalf of that Trust. For additional information you should refer to the applicable Trust Agreement. The form of Trust Agreement is an exhibit to the Registration Statement.

  You should refer to the applicable Prospectus Supplement for the terms of any series of Preferred Securities, including:

  .  the title of the series;

  .  the number of Preferred Securities of the series;

  . the yearly distribution rate, or the method of determining that rate, and the date or dates on which distributions will be payable;

  . the date or dates, or method of determining the date or dates, from which distributions will be cumulative;

  . the amount that will be paid out of the assets of the Trust to the holders of the Preferred Securities upon the voluntary or involuntary dissolution, winding-up or termination of the Trust;

  . any obligation that the Trust has to purchase or redeem the Preferred Securities, and the price at which, the period within which, and the terms and conditions upon which the Trust will purchase or redeem them;

  . any voting rights of the Preferred Securities that are in addition to those legally required, including any right that the holders of the Preferred Securities have to approve certain actions under or amendments to the Trust Agreement;

  . any right that the Trust has to defer distributions on the Preferred Securities in the event that Duke Energy extends the interest payment period on the related Junior Subordinated Notes; and

  . any other rights, preferences, privileges, limitations or restrictions upon the Preferred Securities of the series.

  Duke Energy will guarantee each series of Preferred Securities to the extent described below under the caption "Description of the Guarantees."

  The applicable Prospectus Supplement will describe any material United States federal income tax considerations that apply to the Preferred Securities.

                         DESCRIPTION OF THE GUARANTEES

  Duke Energy will execute the Guarantees from time to time for the benefit of the holders of the Preferred Securities of the respective Trusts. The Chase Manhattan Bank will act as Guarantee Trustee under each Guarantee. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the Preferred Securities to which it relates.

  The following description of the Guarantees is only a summary and is not intended to be comprehensive. The form of Guarantee is an exhibit to the Registration Statement.

General

  Duke Energy will irrevocably and unconditionally agree under each Guarantee to pay the Guarantee Payments that are defined below, to the extent specified in that Guarantee, to the holders of the Preferred Securities to which the Guarantee relates, to the extent that the Guarantee Payments are not paid by or on behalf of the related Trust. Duke Energy is required to pay the Guarantee Payments to the extent specified in the relevant Guarantee regardless of any defense, right of set-off or counterclaim that Duke Energy may have or may assert against any person.

  The following payments and distributions on the Preferred Securities of a Trust are Guarantee Payments:

  . any accrued and unpaid distributions required to be paid on the Preferred Securities of the Trust, but only to the extent that the Trust has funds legally and immediately available for those distributions;

  . the redemption price for any Preferred Securities that the Trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the Trust has funds legally and immediately available for the payment; and

  . upon a dissolution, winding-up or termination of the Trust, other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities of the Trust or the redemption of all the Preferred Securities of the Trust, the lesser of:

   . the sum of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities of the Trust to the payment date, to the extent that the Trust has funds legally and immediately available for the payment; and

   . the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities of the Trust in liquidation of the Trust.

  Duke Energy may satisfy its obligation to make a Guarantee Payment by making that payment directly to the holders of the related Preferred Securities or by causing the Trust to make the payment to those holders.

  Each Guarantee will be a full and unconditional guarantee, subject to certain subordination provisions, of the Guarantee Payments with respect to the related Preferred Securities from the time of issuance of those Preferred Securities, except that the Guarantee will only apply to the payment of distributions and other payments on the Preferred Securities when the Trust has sufficient funds legally and immediately available to make those distributions or other payments.

  If Duke Energy does not make the required payments on the Junior Subordinated Notes that the Property Trustee holds under a Trust, that Trust will not make the related payments on its Preferred Securities.

Subordination

  Duke Energy's obligations under each Guarantee will be unsecured obligations of Duke Energy. Those obligations will rank:

  . subordinate and junior in right of payment to all of Duke Energy's other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

  . equal in priority with Duke Energy's preferred stock and preferred stock A and similar guarantees; and

  .  senior to Duke Energy's common stock.

  Duke Energy has preferred stock and preferred stock A outstanding that will rank equal in priority with the Guarantees and has common stock outstanding that will rank junior to the Guarantees. See "Duke Energy Corporation--Recent Financial Data" for additional information about those securities.

  Each Guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against Duke Energy, as guarantor, to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity.

  The terms of the Preferred Securities will provide that each holder of the Preferred Securities, by accepting those Preferred Securities, agrees to the subordination provisions and other terms of the related Guarantee.

Amendments and Assignment

  Duke Energy may amend each Guarantee without the consent of any holder of the Preferred Securities to which that Guarantee relates if the amendment does not materially and adversely affect the rights of those holders. Duke Energy may otherwise amend each Guarantee with the approval of the holders of at least 66 2/3% of the outstanding Preferred Securities to which that Guarantee relates.

Termination

  Each Guarantee will terminate and be of no further effect when:

  . the redemption price of the Preferred Securities to which the Guarantee relates is fully paid;

  . Duke Energy distributes the related Junior Subordinated Notes to the holders of those Preferred Securities; or

  . the amounts payable upon liquidation of the related Trust are fully paid.

  Each Guarantee will remain in effect or will be reinstated if at any time any holder of the related Preferred Securities must restore payment of any sums paid to that holder with respect to those Preferred Securities or under that Guarantee.

Events of Default

  An event of default will occur under any Guarantee if Duke Energy fails to perform any of its payment obligations under that Guarantee. The holders of a majority of the Preferred Securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the Preferred Securities of that series. The Guarantee Trustee is obligated to enforce the Guarantee for the benefit of the holders of the Preferred Securities of a series if an event of default occurs under the related Guarantee.

  The holders of a majority of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee with respect to that Guarantee or to direct the exercise of any trust or power that the Guarantee Trustee holds under that Guarantee. Any holder of the related Preferred Securities may institute a legal proceeding directly against Duke Energy to enforce that holder's rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

Concerning the Guarantee Trustee

  The Chase Manhattan Bank is the Guarantee Trustee. It is also the Property Trustee and the Trustee under the Subordinated Indenture. The Chase Manhattan Bank also serves as trustee under Duke Energy's First and Refunding Mortgage and its Senior Indenture. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank serves as trustee under other indentures pursuant to which securities of Duke Energy and affiliates of Duke Energy are outstanding.

  The Guarantee Trustee will perform only those duties that are specifically set forth in each Guarantee unless an event of default under the Guarantee occurs and is continuing. In case an event of default occurs and is continuing, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the Guarantee Trustee is under no obligation to exercise any of its powers under any Guarantee at the request of any holder of the related Preferred Securities unless that holder offers reasonable indemnity to the Guarantee Trustee against the costs, expenses and liabilities which it might incur as a result.

Agreements as to Expenses and Liabilities

  Duke Energy will enter into an Agreement as to Expenses and Liabilities under each Trust Agreement. Each Agreement as to Expenses and Liabilities will provide that Duke Energy will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the related Trust to each person or entity to whom that Trust becomes indebted or liable. The exceptions are the obligations of the Trust to pay to the holders of the related Preferred Securities or other similar interests in that Trust the amounts due to the holders under the terms of those Preferred Securities or those similar interests.

                  DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

  Duke Energy will issue the Junior Subordinated Notes in one or more series under its Subordinated Indenture dated as of December 1, 1997 between Duke Energy and The Chase Manhattan Bank, as Trustee, as supplemented from time to time. The Subordinated Indenture is called the "Subordinated Indenture" in this Prospectus. The Trustee under the Subordinated Indenture is called the "Trustee" in this Prospectus. The Subordinated Indenture is an exhibit to the Registration Statement.

  The Junior Subordinated Notes are unsecured obligations of Duke Energy. As of March 31, 1999, Duke Energy had approximately $2,300,000,000 of secured indebtedness outstanding. The Junior Subordinated Notes are also junior in right of payment to "Senior Indebtedness" of Duke Energy. You may find a description of the subordination provisions of the Junior Subordinated Notes, including a description of Senior Indebtedness of Duke Energy, under the caption "Subordination" in this Prospectus.

  Duke Energy conducts its non-electric operations, and certain of its electric operations outside its service area in the Carolinas, through subsidiaries. Accordingly, Duke Energy's ability to meet its obligations under the Junior Subordinated Notes is partly dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Energy. In addition, the rights that Duke Energy and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Duke Energy anticipates that certain of its subsidiaries will incur substantial amounts of debt in the expansion of their businesses.

  The following description of the Junior Subordinated Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Subordinated Indenture.

General

  The Subordinated Indenture does not limit the amount of Subordinated Notes, including Junior Subordinated Notes, that Duke Energy may issue under it. Duke Energy may issue Subordinated Notes, including Junior Subordinated Notes, from time to time under the Subordinated Indenture in one or more series by entering into supplemental indentures or by Duke Energy's Board of Directors or a duly authorized committee authorizing the issuance. The form of supplemental indenture to the Subordinated Indenture is an exhibit to the Registration Statement.

  The Junior Subordinated Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

  The Subordinated Indenture does not protect the holders of Junior Subordinated Notes if Duke Energy engages in a highly leveraged transaction.

Provisions Applicable to Particular Series

  The Prospectus Supplement for a particular series of Junior Subordinated Notes will specify the terms of that series, including, if applicable:

  .  the title of the series;

  . any limit on the principal amount of the Junior Subordinated Notes of the series;

  . the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy has to change the date on which principal is payable;

  . the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

  . any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

  . whether Duke Energy may extend the interest payment periods and, if so, the terms of the extension;

  . the place or places where payments will be made, if other than the principal corporate trust office of the Trustee;

  . any obligation that Duke Energy has to redeem the Junior Subordinated Notes through a sinking fund or to purchase the Junior Subordinated Notes through a purchase fund or at the option of the holder;

  . whether Duke Energy has the option to redeem the Junior Subordinated Notes and, if so, the terms of its redemption option;

  . whether the provisions described under the caption "Defeasance and Covenant Defeasance" will not apply to the Junior Subordinated Notes;

  . the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

  . if payments may be made, at Duke Energy's election or at the holder's election, in a currency other than that in which the Junior Subordinated Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

  . the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

  . whether the Junior Subordinated Notes will be issuable as global securities and, if so, the securities depositary;

  . any changes in the events of default or covenants with respect to the Junior Subordinated Notes;

  . any index or formula used for determining principal, premium or interest;

  . if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

  . the subordination of the Junior Subordinated Notes to any other of Duke Energy's indebtedness, including other series of Subordinated Notes; and

  .  any other terms.

  The interest rate and interest and other payment dates of each series of Junior Subordinated Notes issued to a Trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the Preferred Securities of that Trust.

  Unless the applicable Prospectus Supplement states otherwise, Duke Energy will issue the Junior Subordinated Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Junior Subordinated Notes. Duke Energy may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Transfers and exchanges of the Junior Subordinated Notes may be made at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041.

  The Junior Subordinated Notes will be issuable in denominations of $1,000 and any multiples of $1,000, unless the applicable Prospectus Supplement states otherwise.

Global Securities

  Duke Energy may issue some or all of the Junior Subordinated Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. Duke Energy will register each global security with, or on behalf of, a securities depositary identified in the applicable Prospectus Supplement. Each global certificate will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

  As long as the securities depositary or its nominee is the registered holder of a global security representing Junior Subordinated Notes, that person will be considered the sole owner and holder of the global security and the Junior Subordinated Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

  . may not have the global security or any Junior Subordinated Notes it represents registered in their names;

  . may not receive or be entitled to receive physical delivery of certificated Junior Subordinated Notes in exchange for the global security; and

  . will not be considered the owners or holders of the global security or any Junior Subordinated Notes it represents for any purposes under the Junior Subordinated Notes or the Subordinated Indenture.

  Duke Energy will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

  Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Junior Subordinated Notes is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Junior Subordinated Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

  .  the securities depositary, with respect to participants' interests; and

  . any participant, with respect to interests the participant holds on behalf of other persons.

  Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Junior Subordinated Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

  .  Duke Energy;

  .  the Trustee;

  .  the Trust;

  .  any agent of any of the above.

Redemption

  Any provisions relating to the redemption of Junior Subordinated Notes will be set forth in the applicable Prospectus Supplement. Unless the applicable Prospectus Supplement states otherwise, Duke Energy may redeem Junior Subordinated Notes only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption.

  Duke Energy will not be required to:

  . issue, register the transfer of, or exchange any Junior Subordinated Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Junior Subordinated Notes of that series that have been selected for redemption; or

  . register the transfer of, or exchange any Junior Subordinated Note of that series selected for redemption except the unredeemed portion of a Junior Subordinated Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

  The Subordinated Indenture provides that Duke Energy may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy's obligations under the Subordinated Indenture and the Subordinated Notes, including the Junior Subordinated Notes, issued under it, and Duke Energy must deliver an officers' certificate and an opinion of counsel to the Trustee that affirm compliance with all conditions in the Subordinated Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy under the Subordinated Indenture, and Duke Energy will be relieved of its obligations under the Subordinated Indenture and the Subordinated Notes issued under it.

Modification; Waiver

  Duke Energy may amend or modify the Subordinated Indenture with the consent of the holders of a majority of the outstanding Subordinated Notes of all series issued under it that are affected by the amendment or modification, voting as one class. The consent of the holder of each outstanding Subordinated Note affected is, however, required to:

  . change the maturity date of the principal, or any installment of principal or interest on that Subordinated Note;

  . reduce the principal amount, the interest rate or any premium payable upon redemption on that Subordinated Note;

  . reduce the amount of principal due and payable upon acceleration of maturity;

  . change the currency of payment of principal, premium or interest on that Subordinated Note;

  . impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

  . reduce the percentage in principal amount of Subordinated Notes of any series required to amend or modify the Subordinated Indenture, to waive compliance with certain restrictive provisions of the Subordinated Indenture or to waive certain defaults; or

  . with certain exceptions, modify the provisions of the Subordinated Indenture governing amendments of the Subordinated Indenture or governing waiver of covenants or past defaults.

  Duke Energy may supplement the Subordinated Indenture to create new series of Junior Subordinated Notes and for other purposes, without the consent of any holders of Subordinated Notes, including Junior Subordinated Notes.

  The holders of a majority of the outstanding Junior Subordinated Notes of any series may waive, for that series, Duke Energy's compliance with certain restrictive provisions of the Subordinated Indenture under which those Junior Subordinated Notes were issued. The holders of a majority of the outstanding Subordinated Notes of all series under the Subordinated Indenture with respect to which a default has occurred and is continuing, all holders of those series voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Subordinated Note or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Subordinated Note of the series affected.

  Duke Energy may not amend the Subordinated Indenture to change the subordination of any outstanding Junior Subordinated Notes without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.

Events of Default

  The following are events of default under the Subordinated Indenture with respect to any series of Junior Subordinated Notes, unless the applicable Prospectus Supplement states otherwise:

  . failure to pay principal of or any premium on any Junior Subordinated Note of that series when due;

  . failure to pay any interest on any Junior Subordinated Note of that series, when due, that continues for 60 days; for this purpose, the date on which interest is due is the date on which Duke Energy is required to make payment following any deferral of interest payments by it under the terms of Junior Subordinated Notes that permit such deferrals;

  . failure to make any sinking fund payment when required for any Junior Subordinated Note of that series that continues for 60 days;

  . failure to perform any covenant in the Subordinated Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Trustee or the holders of at least 33% of the outstanding Junior Subordinated Notes of that series give Duke Energy written notice of the default; and

  . certain bankruptcy, insolvency or reorganization events with respect to Duke Energy.

In the case of the fourth event of default listed above, the Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Junior Subordinated Notes of that series, together with the Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy has initiated and is diligently pursuing corrective action.

  Additional events of default may be established for a particular series and, if established, will be described in the applicable Prospectus Supplement.

  If an event of default with respect to Junior Subordinated Notes of a series occurs and is continuing, then the Trustee or the holders of at least 33% of the outstanding Junior Subordinated Notes of that series may declare the principal amount of all Junior Subordinated Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

  . Duke Energy has paid or deposited with the Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Trustee under the Subordinated Indenture; and

  . all events of default with respect to that series, other than the nonpayment of the principal which became due solely by virtue of the declaration, have been cured or waived.

  A holder of Preferred Securities may institute a legal proceeding directly against Duke Energy, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to that holder of principal or interest on an equivalent amount of Junior Subordinated Notes of the related series on or after the due dates specified in those Junior Subordinated Notes.

  The Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Junior Subordinated Notes unless those holders have offered the Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority of the outstanding Junior Subordinated Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercise of any power of the Trustee with respect to those Junior Subordinated Notes. The Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Trustee in good faith considers it in the interest of the holders to do so.

  The holder of any Junior Subordinated Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Junior Subordinated Note on its maturity date or redemption date and to enforce those payments.

  Duke Energy is required to furnish each year to the Trustee an officers' certificate to the effect that it is not in default under the Subordinated Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

  The paying agent will pay the principal of any Junior Subordinated Notes only if those Junior Subordinated Notes are surrendered to it. Unless the applicable Prospectus Supplement states otherwise, the paying agent will pay interest on Junior Subordinated Notes, subject to such surrender, where applicable, at its office or, at Duke Energy's option:

  . by wire transfer to an account at a banking institution in the United States that is designated in writing to the Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

  . by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Junior Subordinated Notes.

  Unless the applicable Prospectus Supplement states otherwise, the Trustee will act as paying agent for the Junior Subordinated Notes, and the principal corporate trust office of the Trustee will be the office through which the paying agent acts. Duke Energy may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

  Any money that Duke Energy has paid to a paying agent for principal or interest on any Junior Subordinated Notes which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Duke Energy at its request. After repayment to Duke Energy, holders should look only to Duke Energy for those payments.

Defeasance and Covenant Defeasance

  The Subordinated Indenture provides that Duke Energy may be:

  . discharged from its obligations, with certain exceptions, with respect to any series of Junior Subordinated Notes, such a discharge being called a "Defeasance" in this Prospectus; and

  . released from its obligations under certain restrictive covenants especially established with respect to a series of Junior Subordinated Notes, such a release being called a "Covenant Defeasance" in this Prospectus.

  Duke Energy must satisfy certain conditions to effect a Defeasance. Those conditions include the irrevocable deposit with the Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Junior Subordinated Notes on the maturity dates of such payments or upon redemption. Following a Defeasance, payment of the Junior Subordinated Notes defeased may not be accelerated because of an event of default under the Subordinated Indenture.


  Under current United States federal income tax law, a Defeasance would be treated as an exchange of the relevant Junior Subordinated Notes in which holders of Junior Subordinated Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from what would be includible absent that Defeasance. Duke Energy urges investors to consult their own tax advisors as to the specific consequences of a Defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

  The Junior Subordinated Notes will not be subject to Covenant Defeasance.

Subordination

  Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

  . Duke Energy makes a payment or distribution of any of its assets to creditors upon its dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

  . a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

  . the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or Duke Energy will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes.

  "Senior Indebtedness" means, with respect to any series of Junior Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

  . all of Duke Energy's indebtedness that is evidenced by notes, debentures, bonds or other securities Duke Energy sells for money or other obligations for money borrowed;

  . all indebtedness of others of the kinds described in the preceding category which Duke Energy has assumed or guaranteed or which Duke Energy has in effect guaranteed through an agreement to purchase, contingent or otherwise; and

  . all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding two categories.

Any such indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with those Junior Subordinated Notes. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

  Future series of Subordinated Notes which are not Junior Subordinated Notes may rank senior to outstanding series of Junior Subordinated Notes and would constitute Senior Indebtedness with respect to those series.

  The Subordinated Indenture does not limit the amount of Senior Indebtedness that Duke Energy may issue. As of March 31, 1999, Duke Energy's Senior Indebtedness totaled approximately $4,100,000,000.

Concerning the Trustee

  The Chase Manhattan Bank is the Trustee under the Subordinated Indenture. The Chase Manhattan Bank is also the Trustee under Duke Energy's First and Refunding Mortgage and its Senior Indenture. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank serves as trustee under other indentures pursuant to which securities of Duke Energy and affiliates of Duke Energy are outstanding.

                              PLAN OF DISTRIBUTION

  The Preferred Securities may be sold in any of three ways:

  .  through underwriters or dealers;

  . directly to a limited number of institutional purchasers or to a single purchaser; or

  .  through agents.

  The applicable Prospectus Supplement will describe the terms under which the Preferred Securities are offered, including:

  .  the names of any underwriters, dealers or agents;

  .  the purchase price and the net proceeds from the sale;

  . any underwriting discounts and other items constituting underwriters' compensation;

  .  any initial public offering price; and

  .  any discounts or concessions allowed, re-allowed or paid to dealers.

  Any underwriters or dealers may from time to time change any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

  If underwriters participate in the sale of Preferred Securities, those underwriters will acquire the Preferred Securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale.

  Unless the applicable Prospectus Supplement states otherwise, the obligations of any underwriter to purchase the Preferred Securities will be subject to conditions, and the underwriter will be obligated to purchase all the Preferred Securities offered, except that in some cases involving a default by an underwriter, less than all of the Preferred Securities offered may be purchased. If the Preferred Securities are sold through an agent, the applicable Prospectus Supplement will state the name and any commission that may be paid to the agent. Unless the Prospectus Supplement states otherwise, that agent will be acting on a best-efforts basis for the period of its appointment.

  Agents and underwriters may be entitled to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, under agreements entered into with the applicable Trust and Duke Energy.

  Underwriters and their affiliates may engage in transactions with, or perform services for, the Trusts and Duke Energy or their affiliates in the ordinary course of their business.

                                    EXPERTS

  Duke Energy's consolidated financial statements as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, except PanEnergy Corp and subsidiaries as of and for the period ended December 31, 1996, included in Duke Energy's annual report on Form 10-K for the year ended December 31, 1998, which are incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference in this Prospectus. The financial statements of PanEnergy Corp and subsidiaries (consolidated with Duke Energy's financial statements) as of and for the year ended December 31, 1996 have been audited by KPMG LLP, independent certified public accountants, as stated in their report incorporated by reference in this Prospectus. Those financial statements are incorporated in this Prospectus in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

                           VALIDITY OF THE SECURITIES

  Richards, Layton & Finger, P.A., special Delaware counsel to Duke Energy and the Trusts, will issue opinions about the validity of the Preferred Securities under Delaware law on behalf of Duke Energy and the Trusts. Dewey Ballantine LLP will issue opinions about the validity of the Junior Subordinated Notes, the Guarantees and certain related matters on behalf of Duke Energy. Ellen T. Ruff, Esq., who is Duke Energy's Vice President and General Counsel, Corporate, Gas and Electric Operations, or another of Duke Energy's lawyers will pass upon certain matters of North Carolina law on behalf of Duke Energy. Ms. Ruff owns, and such other lawyer likely would own, shares of Duke Energy's common stock and options to purchase shares of Duke Energy's common stock. Counsel named in the applicable Prospectus Supplement will issue opinions about the validity of the Junior Subordinated Notes and the Guarantees on behalf of any underwriters, dealers or agents.

                                    [     ]
                              Preferred Securities

                                  Duke Energy
                               Capital Trust [  ]

                           % Trust Preferred Securities
                              (Liquidation amount
                           $  per Preferred Security)

                           Guaranteed, to the extent
                              described herein, by

                                  Duke Energy
                                  Corporation

                       -------------------------------

                             PROSPECTUS SUPPLEMENT

                       -------------------------------

                            [Names of Underwriters]



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution:

The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by Duke Energy Corporation are as follows:

      Securities and Exchange Commission Filing Fee.................. $139,000*
      Trustees' Fees and Expenses....................................   30,000
      Listing Fees of New York Stock Exchange........................  100,000
      Printing Costs.................................................  140,000
      Legal Fees and Expenses........................................  150,000
      Accounting Fees................................................   10,000
      Blue Sky Fees and Expenses.....................................   15,000
      Rating Agency Fees.............................................  200,000
      Miscellaneous..................................................   11,000
                                                                      --------
        Total........................................................ $795,000
                                                                      ========

     --------
     * Actual

Item 15. Indemnification of Directors and Officers.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act and the By-Laws of Duke Energy Corporation permit indemnification of its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933 ("Act"). In addition, Duke Energy Corporation has purchased insurance permitted by the law of North Carolina on behalf of directors, officers, employees or agents which may cover liabilities under the Act.

Item 16. Exhibits.

 Exhibit
 Number
 -------
  1      -- Form of Underwriting Agreement.
  4.1*   -- Subordinated Indenture between Duke Energy Corporation and The
            Chase Manhattan Bank, as Trustee, dated as of December 1, 1997
            (filed with Form S-3, File No. 333-14209 effective September 3,
            1998, as Exhibit 4-D-2).
  4.1-A* -- First Supplemental Indenture dated as of December 8, 1997 supplementing said Subordinated Indenture (filed with Form S-3,
            File No. 333-14029 effective April 7, 1999, as Exhibit 4-D-2(A)).
  4.2    -- Form of Supplemental Indenture to Subordinated Indenture.
  4.3-A* -- Certificate of Trust of Duke Energy Capital Trust II (filed with
            Form S-3, File No. 333-40679 effective December 1, 1997, as Exhibit
            4.3-B).
  4.3-B  -- Certificate of Trust of Duke Energy Capital Trust III.
  4.3-C  -- Certificate of Trust of Duke Energy Capital Trust IV.
  4.4-A* -- Trust Agreement of Duke Energy Capital Trust II (filed with Form S-
            3, File No. 333-40679 effective December 1, 1997, as Exhibit 4.4-
            B).
  4.4-B  -- Trust Agreement of Duke Energy Capital Trust III.
  4.4-C  -- Trust Agreement of Duke Energy Capital Trust IV.
  4.5    -- Form of Amended and Restated Trust Agreement (Agreements for Duke
            Energy Capital Trust II, Duke Energy Capital Trust III and Duke
            Energy Capital Trust IV will be substantially identical except for names and dates).
  4.6    -- Form of Trust Preferred Security for Duke Energy Capital Trust II,
            Duke Energy Capital Trust III and Duke Energy Capital Trust IV
            (included in Exhibit 4.5 above).
  4.7    -- Form of Junior Subordinated Note (included in Exhibit 4.2 above).
  4.8    -- Form of Guarantee Agreement (Agreements for Duke Energy Capital
            Trust II, Duke Energy Capital Trust III and Duke Energy Capital
            Trust IV will be substantially identical except for names and dates).
  4.9    -- Form of Agreement as to Expenses and Liabilities (included in
            Exhibit 4.5 above).
  5.1-A  -- Opinion of Dewey Ballantine LLP relating to Duke Energy Capital
            Trust II.
  5.1-B  -- Opinion of Dewey Ballantine LLP relating to Duke Energy Capital
            Trust III.
  5.1-C  -- Opinion of Dewey Ballantine LLP relating to Duke Energy Capital
            Trust IV.
  5.2-A  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Energy
            Capital Trust II.
  5.2-B  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Energy
            Capital Trust III.
  5.2-C  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Energy
            Capital Trust IV.
  8      -- Tax Opinion of Dewey Ballantine LLP.
 12      -- Computation of ratio of earnings to fixed charges.
 23.1    -- Consent of Deloitte & Touche LLP.
 23.2    -- Consent of KPMG LLP.
 23.3    -- Consent of Dewey Ballantine LLP (included in Exhibits 5.1-A, 5.1-B and 5.1-C above).
 23.4    -- Consent of Dewey Ballantine LLP (included in Exhibit 8 above).
 23.5    -- Consent of Richards, Layton & Finger, P.A. (included in Exhibits
            5.2-A, 5.2-B and 5.2-C above).
 23.6    -- Consent of Ellen T. Ruff, Esq. (included in Exhibits 5.1-A, 5.1-B and 5.1-C above).
 24.1    -- Power of Attorney of certain officers and directors of Duke Energy
            Corporation.

 Exhibit
 Number
 -------
 24.2    -- Resolution of Duke Energy Corporation re: Power of Attorney.
 25.1    -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Subordinated Indenture
            Trustee.
 25.2-A  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Energy Capital Trust II.
 25.2-B  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Energy Capital Trust III.
 25.2-C  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Energy Capital Trust IV.
 25.3-A  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Energy Capital Trust II.
 25.3-B  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Energy Capital Trust III.
 25.3-C  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Energy Capital Trust IV.

--------
* previously filed

Item 17. Undertakings.

(a) Undertaking related to Rule 415 offering:

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Act, each filing of Duke Energy Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Undertaking related to acceleration of effectiveness:

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of each undersigned registrant pursuant to the indemnification provisions described in Item 15 above or in contractual arrangements pursuant thereto, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Duke Energy Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 21st day of May, 1999.

                                          Duke Energy Corporation

                                                       R. B. Priory
                                          By:__________________________________
                                             Chairman of the Board, President
                                                and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following directors and officers of Duke Energy Corporation in the capacities and on the date indicated.

                 Signature                        Title               Date
                 ---------                        -----               ----
   R. B. Priory                              Chairman of the       May 21, 1999
                                             Board, President
                                           and Chief Executive
                                                 Officer
                                           (Principal Executive
                                                 Officer)
   Richard J. Osborne                         Executive Vice       May 21, 1999
                                              President and
                                             Chief Financial
                                                 Officer
                                           (Principal Financial
                                                 Officer)
   Jeffrey L. Boyer                         Vice President and     May 21, 1999
                                                Corporate
                                          Controller (Principal
                                           Accounting Officer)

   G. Alex Bernhardt
   Robert J. Brown
   William A. Coley
   William T. Esrey
   Ann M. Gray
   Dennis R. Hendrix
   Harold S. Hook                          All of the Directors    May 21, 1999
   George Dean Johnson, Jr.
   Max Lennon
   Leo E. Linbeck, Jr.
   James G. Martin
   R. B. Priory
   Russell M. Robinson, II


Richard J. Osborne, by signing his name hereto, does hereby sign this document on behalf of Duke Energy Corporation and on behalf of each of the above-named persons pursuant to a power of attorney duly executed by Duke Energy Corporation and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

                                            /s/ Richard J. Osborne
                                            -----------------------------------
                                                    Richard J. Osborne
                                                     Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Duke Energy Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 21st day of May, 1999.

                                          DUKE ENERGY CAPITAL TRUST II

                                          By: Duke Energy Corporation,
                                              Depositor

                                                 /s/ Robert T. Lucas III
                                          By: _________________________________
                                                   Robert T. Lucas III
                                                   Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, Duke Energy Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 21st day of May, 1999.

                                          DUKE ENERGY CAPITAL TRUST III

                                          By: Duke Energy Corporation,
                                              Depositor

                                                 /s/ Robert T. Lucas III
                                          By: _________________________________
                                                   Robert T. Lucas III
                                                   Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, Duke Energy Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 21st day of May, 1999.

                                          DUKE ENERGY CAPITAL TRUST IV

                                          By: Duke Energy Corporation,
                                              Depositor

                                                 /s/ Robert T. Lucas III
                                          By: _________________________________
                                                   Robert T. Lucas III
                                                   Assistant Secretary

                                 EXHIBIT INDEX

 Exhibit
 Number                                  Exhibit
 -------                                 -------
  1      -- Form of Underwriting Agreement.
  4.1*   -- Subordinated Indenture between Duke Energy Corporation and The
            Chase Manhattan Bank, as Trustee, dated as of December 1, 1997
            (filed with Form S-3, File No. 333-14209 effective September 3,
            1998, as Exhibit 4-D-2).
  4.1-A* -- First Supplemental Indenture dated as of December 8, 1997 supplementing said Subordinated Indenture (filed with Form S-3,
            File No. 333-14029 effective April 7, 1999, as Exhibit 4-D-2(A)).
  4.2    -- Form of Supplemental Indenture to Subordinated Indenture.
  4.3-A* -- Certificate of Trust of Duke Energy Capital Trust II (filed with
            Form S-3, File No. 333-40679 effective December 1, 1997, as Exhibit
            4.3-B).
  4.3-B  -- Certificate of Trust of Duke Energy Capital Trust III.
  4.3-C  -- Certificate of Trust of Duke Energy Capital Trust IV.
  4.4-A* -- Trust Agreement of Duke Energy Capital Trust II (filed with Form S-
            3, File No. 333-40679 effective December 1, 1997, as Exhibit 4.4-
            B).
  4.4-B  -- Trust Agreement of Duke Energy Capital Trust III.
  4.4-C  -- Trust Agreement of Duke Energy Capital Trust IV.
  4.5    -- Form of Amended and Restated Trust Agreement (Agreements for Duke
            Energy Capital Trust II, Duke Energy Capital Trust III and Duke
            Energy Capital Trust IV will be substantially identical except for names and dates).
  4.6    -- Form of Trust Preferred Security for Duke Energy Capital Trust II,
            Duke Energy Capital Trust III and Duke Energy Capital Trust IV
            (included in Exhibit 4.5 above).
  4.7    -- Form of Junior Subordinated Note (included in Exhibit 4.2 above).
  4.8    -- Form of Guarantee Agreement (Agreements for Duke Energy Capital
            Trust II, Duke Energy Capital Trust III and Duke Energy Capital
            Trust IV will be substantially identical except for names and dates).
  4.9    -- Form of Agreement as to Expenses and Liabilities (included in
            Exhibit 4.5 above).
  5.1-A  -- Opinion of Dewey Ballantine LLP relating to Duke Energy Capital
            Trust II.
  5.1-B  -- Opinion of Dewey Ballantine LLP relating to Duke Energy Capital
            Trust III.
  5.1-C  -- Opinion of Dewey Ballantine LLP relating to Duke Energy Capital
            Trust IV.
  5.2-A  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Energy
            Capital Trust II.
  5.2-B  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Energy
            Capital Trust III.
  5.2-C  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Energy
            Capital Trust IV.
  8      -- Tax Opinion of Dewey Ballantine LLP.
 12      -- Computation of ratio of earnings to fixed charges.
 23.1    -- Consent of Deloitte & Touche LLP.
 23.2    -- Consent of KPMG LLP.
 23.3    -- Consent of Dewey Ballantine LLP (included in Exhibits 5.1-A, 5.1-B and 5.1-C above).
 23.4    -- Consent of Dewey Ballantine LLP (included in Exhibit 8 above).
 23.5    -- Consent of Richards, Layton & Finger, P.A. (included in Exhibits
            5.2-A, 5.2-B and 5.2-C above).
 23.6    -- Consent of Ellen T. Ruff, Esq. (included in Exhibits 5.1-A, 5.1-B and 5.1-C above).
 24.1    -- Power of Attorney of certain officers and directors of Duke Energy
            Corporation.

 Exhibit
 Number                                 Exhibit
 -------                                -------
 24.2    -- Resolution of Duke Energy Corporation re: Power of Attorney.
 25.1    -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Subordinated Indenture
            Trustee.
 25.2-A  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Energy Capital Trust II.
 25.2-B  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Energy Capital Trust III.
 25.2-C  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Energy Capital Trust IV.
 25.3-A  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Energy Capital Trust II.
 25.3-B  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Energy Capital Trust III.
 25.3-C  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Energy Capital Trust IV.

--------
* previously filed